SEPARATE INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTHS PERIOD ENDED JUNE 30, 2024 AND 2023 AND THE THREE-MONTHS PERIOD FROM APRIL 01 TO JUNE 30, 2024 AND 2023

CONDENSED SEPARATE INTERIM STATEMENT OF FINANCIAL POSITION

BANCOLOMBIA S.A.

As of June 30, 2024 and December 31, 2023

(Stated in millions of Colombian pesos)

	Note	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Cash and cash equivalents	3	19,117,954	24,348,860
Financial assets investments, net	4.1	17,442,451	13,757,902
Derivative financial instruments	4.2	3,434,986	6,215,942
Financial assets investments, net and derivative financial instruments		20,877,437	19,973,844
Loans and advances to customers		186,108,358	182,921,469
Allowance for loans, advances and lease losses		(13,739,444)	(12,892,352)
Loans and advances to customers, net	5	172,368,914	170,029,117
Assets held for sale and inventories, net		498,082	459,328
Investment in subsidiaries	6	27,097,463	24,751,945
Investment in associates and joint ventures		198,074	298,598
Premises and equipment, net	7	5,008,902	5,446,056
Investment properties		770,936	574,550
Right of use asset under lease agreements		1,270,469	1,228,649
Intangible assets, net		351,380	345,553
Other assets, net		4,889,944	4,133,838
TOTAL ASSETS		252,449,555	251,590,338
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	9	170,986,606	170,231,400
Interbank deposits and repurchase agreements and other similar secured borrowing	10	379,546	263,751
Derivative financial instruments	4.2	3,670,405	6,699,521
Borrowings from other financial institutions	11	10,370,198	12,000,269
Debt instruments in issue	12	12,088,229	10,958,823
lease contracts liabilities, net		1,388,182	1,352,302
Preferred shares		555,152	584,204
Current tax		547,206	1,520
Deferred tax, net	8.4	1,266,496	1,113,359
Employee benefit plans		669,294	684,439
Other liabilities	13	12,222,098	10,619,082
TOTAL LIABILITIES		214,143,412	214,508,670
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,837,497	4,837,497
Appropriated reserves	15	22,897,934	20,292,454
Retained earnings		2,839,766	5,935,658
Accumulated other comprehensive income, net of tax		7,250,032	5,535,145
TOTAL EQUITY		38,306,143	37,081,668
TOTAL LIABILITIES AND EQUITY		252,449,555	251,590,338

The accompanying notes form an integral part of these separate financial statements.

SEPARATE INTERIM STATEMENT OF INCOME

BANCOLOMBIA S.A.

For the six-months periods ended June 30, 2024 and 2023

And three-month periods from April 1 to June 30, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos)

		Accumulated		Quarterly
	Note	2024	2023	2024	2023
Interest on loans and financial leases
Commercial		6,597,176	6,540,399	3,215,741	3,349,313
Consumer		3,613,450	4,122,647	1,769,044	2,072,266
Financial leases		1,773,502	1,774,399	864,729	909,998
Mortgage		1,538,991	1,594,256	775,544	746,724
Small business loans		58,102	73,257	26,826	34,856
Total interest income on loans and financial leases		13,581,221	14,104,958	6,651,884	7,113,157
Interest income on overnight and market funds		14,290	2,799	9,041	663
Interest and valuation on financial instruments	14.1	810,447	86,299	339,605	(146,379)
Other interest income		108,629	79,531	43,821	42,987
Total interest and valuation on financial instruments		14,514,587	14,273,587	7,044,351	7,010,428
Interest expenses	14.2	(6,253,372)	(6,785,673)	(3,028,895)	(3,452,562)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		8,261,215	7,487,914	4,015,456	3,557,866
Credit impairment charges on loans, advances and financial leases, net	5	(3,120,463)	(3,267,877)	(1,605,398)	(1,977,621)
Credit (impairment) recovery forother financial instruments		(56,584)	(42,038)	(40,403)	(27,897)
Total credit impairment charges, net		(3,177,047)	(3,309,915)	(1,645,801)	(2,005,518)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		5,084,168	4,177,999	2,369,655	1,552,348
Fees and commissions income	14.3.1	2,769,831	2,580,390	1,448,051	1,319,430
Fees and commissions expenses	14.3.2	(1,431,762)	(1,210,873)	(790,827)	(649,211)
Total fees and commissions, net		1,338,069	1,369,517	657,224	670,219
Other operating income, net	14.4	839,794	1,356,018	482,197	779,606
Equity method	14.5	979,159	1,309,703	412,277	570,502
Dividend income	14.5	3,351	4,338	678	80
impairment of investments	14.5	(121,788)	-	(121,788)	-
Valuation and gains on sale of equity investments	14.5	32,026	56,346	30,816	55,546
Total income, net		8,154,779	8,273,921	3,831,059	3,628,301
Operating expenses
Salaries and employee benefits	15.1	(1,815,032)	(1,744,403)	(916,626)	(891,537)
Other administrative and general expenses	15.2	(1,601,672)	(1,448,377)	(850,914)	(744,100)
Taxes other than income tax	15.2	(644,201)	(564,565)	(324,389)	(281,985)
Impairment, depreciation and amortization	15.3	(468,017)	(427,353)	(239,470)	(218,746)
Total operating expenses		(4,528,922)	(4,184,698)	(2,331,399)	(2,136,368)
Profit before income tax		3,625,857	4,089,223	1,499,660	1,491,933
Income tax	8.1	(743,955)	(850,261)	(211,652)	(230,037)
Net income		2,881,902	3,238,962	1,288,008	1,261,896

    The accompanying notes form an integral part of these separate interim financial statements.

CONDENSED SEPARATE INTERIM STATEMENT OF COMPREHENSIVE INCOME

BANCOLOMBIA S.A.

For the six-months periods ended June 30, 2024 and 2023

And three-month periods from April 1 to June 30, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos)

		Accumulated		Quarterly
	Note	2024	2023	2024	2023
Net income		2,881,902	3,238,962	1,288,008	1,261,896
Other comprehensive income/(loss) that will not be reclassified to net income
Remeasurement (loss)/income related to defined benefit liability		15,015	(22,432)	15,015	(22,432)
Income tax	8.3	(5,382)	8,482	(5,388)	8,448
Net of tax amount		9,633	(13,950)	9,627	(13,984)
Other comprehensive income/(loss) that may be reclassified to net income
Net gain (loss) on valuation of financial instruments (1)	4	(42,517)	50,151	(38,110)	21,069
Income tax	8.3	17,021	(17,840)	15,589	(7,876)
Net of tax amount		(25,496)	32,311	22,521	13,193
Foreign currency translation adjustments
Exchange differences	6	1,510,909	(3,552,064)	1,436,065	(2,621,567)
Hedge of net investment in foreign operations	6	(452,000)	1,303,197	(413,925)	965,110
Income tax	8.3	178,154	(503,882)	161,370	(373,160)
Net of tax amount		1,237,063	(2,752,749)	1,183,510	(2,029,617)
Equity method surplus
Unrealized gain/(loss) on investments in subsidiaries using equity method	6	499,748	260,074	508,517	142,761
Gain/(loss) on valuation of investments in associates and joint ventures	(114)	324	(157)	7	19
Net of tax amount		499,634	260,398	508,360	142,768
Total other comprehensive income that may be reclassified to net income		(2,460,040)	519,415	1,711,201	(2,460,040)
Total other comprehensive income, net of tax		1,720,834	(2,473,990)	1,678,976	(1,887,640)
Total comprehensive income		4,602,736	764,972	2,966,984	(625,744)

     The accompanying notes form an integral part of these separate financial statements.

(1)	The net effect as of June 30, 2024 corresponds to the realization of ORI of debt securities (TDS and Bonds) for COP (29,199), equity investments for COP (18,516) and for the valuation of financial instruments of equity investments COP 5,198. The net effect as of June 30, 2023, corresponds to debt securities COP 37,290, due to the valuation of financial instruments of equity investments COP 13,297 and realization of ORI equity investments for COP (436) reclassified to the result of the period.

CONDENSED SEPARATE INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A.

For the six months periods ended June 30, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

						Accumulated other comprehensive income
	Note	Share capital	Additional paid in capital	Appropriated reserves	Financial instruments	Adjustments on first-time application of IFRS	Revaluation of assets	Employee benefits	Equity method surplus (1)	Total other comprehensive income, net	Retained earnings	Total equity
Balance as of January 1, 2024		480,914	4,837,497	20,292,454	173,289	2,555,858	2, 137	(15,765)	2,819,626	5,535,145	5,935,658	37,081,668
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share, payable as follows: COP 884 per share quarterly, on the following dates: April 1, July 2, October 1, 2024 and January 2, 2025.		-	-	-	-	-	-	-	-	-	(3,343,319)	(3,343,319)
Reserve for equity strengthening and future growth.		-	-	2,605,222	-	-	-	-	-	-	(2,605,222)	-
Reserve for social benefit projects and donations.		-	-	-	-	-	-	-	-	-	(33,000)	(33,000)
Reclassification of unclaimed dividends in accordance with Article 85 of the Bank's bylaws to reserves.		-	-	258	-	-	-	-	-	-	-	258
Realization of retained earnings.		-	-	-	-	(5,947)	-	-	-	(5,947)	5,947	-
Equity method from participation in subsidiaries, associates and joint ventures.		-	-	-	-	-	-	-	-	-	(2,200)	(2,200)
Net income		-	-	-	-	-	-	-	-	-	2,881,902	2,881,902
Other comprehensive income	8.3	-	-	-	(25,496) (2)	-	-	9,633	1,736,697	1,720,834	-	1,720,834
Balance as of June 30, 2024		480,914	4,837,497	22,897,934	147,793	2,549,911	2,137	(6,132)	4,556,323	7,250,032	2,839,766	38,306,143

The accompanying notes form an integral part of these separate financial statements.

(1)	The balance as of June 30, 2024 includes recognition of the equity method on investments in subsidiaries for COP 8,530,041, equity method of investments in associates for COP (2,336), hedging of foreign investments for COP (4,855,782) and deferred tax for COP 884,400.
(2)	The balance as of June 30, 2024 includes OCI related to valuation of equity investments for COP 5,198, realization of OCI equity instruments for COP (18,516), OCI related to valuation of debt securities for COP (29,199) and deferred tax for COP 17,021.

CONDENSED SEPARATE INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A.

For the six months periods ended June 30, 2024 and 2023 (Unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

						Accumulated other comprehensive income
	Note	Share capital	Additional paid in capital	Appropriated reserves	Financial instruments	Adjustments on first-time application of IFRS	Revaluation of assets	Employee benefits	Equity method surplus (1)	Total other comprehensive income, net	Retained earnings	Total equity
Balance as of January 1, 2023		480,914	4,837,497	16,733,917	123,805	2,557,668	2, 137	(535)	7,075,340	9,758,415	6,931,037	38,741,780
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2022, at a rate of COP 3,536 per share, payable as follows: COP 884 per share quarterly, on the following dates: April 3, July 4, October 2, 2023 and January 2, 2024.		-	-	-	-	-	-	-	-	-	(3,343,319)	(3,343,319)
Reserve for equity strengthening and future growth.		-	-	3,557,980	-	-	-	-	-	-	(3,557,980)	-
Reserve for social benefit projects and donations.		-	-	-	-	-	-	-	-	-	(33,000)	(33,000)
Reclassification of unclaimed dividends in accordance with Article 85 of the Bank's bylaws to reserves.		-	-	281	-	-	-	-	-	-	-	281
Realization of retained earnings.		-	-	-	-	(1,277)	-	-	-	(1,277)	1,277	-
Equity method from participation in subsidiaries, associates and joint ventures.		-	-	-	-	-	-	-	-	-	(17,429)	(17,429)
Net income		-	-	-	-	-	-	-	-	-	3,238,962	3,238,962
Other comprehensive income	8.3	-	-	-	32,311 (2)	-	-	(13,950)	(2,492,351)	(2,473,990)	-	(2,473,990)
Balance as of June 30, 2023		480,914	4,837,497	20,292,178	156,116	2,556,391	2,137	(14,485)	4,582,989	7,283,148	3,219,548	36,113,285

The accompanying notes form an integral part of these separate financial statements.

(1)	The balance as of June 30, 2023 includes recognition of the equity method on investments in subsidiaries for COP 8,659,358, equity method of investments in associates for COP (2,071), hedging of foreign investments for COP (5,049,417) and deferred tax for COP 975,119.
(2)	The balance as of June 30, 2023 includes OCI for financial instruments for COP 13,297, realization of OCI equity instruments for COP (436), OCI for debt securities for COP 37,290 and deferred tax for COP (17,840).

CONDENSED SEPARATE INTERIM STATEMENT OF CASH FLOW

BANCOLOMBIA S.A.

For the six-month period ended June 30, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos)

	Note	June 30, 2024	June 30, 2023
Net income		2,881,902	3,238,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment	17.3	468,017	427,353
Equity method	16.5	(979,159)	(1,309,703)
Investment recovery	4.1	121,788	(1,466)
Credit impairment charges on loans and financial leases, net	5	3,120,463	3,267,877
Other assets impairment		56,562	43,505
Net interest income		(7,460,940)	(7,424,237)
Utilidad en venta de Instrumentos de patrimonio	16.5	(18,516)	(55,310)
Gain on sale of property and equipment	16.4	(13,177)	(2,500)
Gain on repositioning of inventories and sale of assets held for sale	16.4	(68,448)	(62,926)
Gain on valuation of financial instruments at fair value - Debt instruments	16.1	(543,305)	(180,732)
Gain on valuation of financial instruments at amortized cost		(149,726)	(145,335)
(Gain) loss on valuation of equity instruments		(13,510)	(1,036)
Loss (gain) on valuation of spot transactions	16.1	28,881	37,156
(Gain) loss on derivative financial instruments		(53,061)	(127,520)
Gain on valuation of investment properties		(4,302)	-
Other provisions		14,484	(1,664)
Bonds and short-term benefits		142,823	244,290
Other non-cash items		731	123
Preferred shares dividend expense	16.2	28,650	28,650
Dividends on equity investments	16.5	(3,351)	(4,338)
Effect of exchange rate changes		(322,603)	(378,771)
Income tax expense (2)	8	743,955	850,261
Change in operating assets and liabilities:
Decrease (Increase) Financial instruments measured at fair value through profit and loss		(3,081,280)	723,885
Increase Loan portfolio and financial leasing operations		(5,156,666)	(4,030,383)
Increase Other accounts receivable		121,179	(139,043)
Decrease Derivatives		(195,031)	(275,814)
Increase Other assets		(843,745)	(553,074)
Decrease Inventories		135	-
Increase Deposits		759,560	1,082,412
(Decrease) Increase in accounts payable		1,156,056	(1,276,976)
Increase in other liabilities and provisions		(710,954)	40,690
Interest received		13,309,183	13,140,484
Received dividends		1,235,970	154,522
Proceeds from sale of assets held for sale and inventories		528,075	246,427
Recovery of charged-off receivables account	5	249,402	161,447
Interest paid		(6,285,317)	(6,108,064)
Income tax paid		(713,712)	(1,419,681)
Net cash provided by (used in) operating activities		(1,648,987)	189,471
Cash flows from investment activities
Investments Purchase:		(1,719,130)	(2,123,399)
Investments at amortized cost		(1,430,038)	(1,938,454)
Financial instruments measured at fair value through ORI - Debt securities		(139,547)	-
Investments in subsidiaries		(80,308)	(184,848)
Investments in associates and joint ventures		(69,237)	(97)
Investments sale:		1,635,345	2,400,911
Investments at amortized cost		1,331,993	2,177,512
Financial instruments measured at fair value through ORI - Debt securities		284,828	222,963
Financial instruments measured at fair value through ORI – Equity investment		18,516	436
Investments in subsidiaries		8	-
Acquisition of property and equipment		(357,883)	(852,707)
Acquisition of investment property		(192,084)	(9,474)
Proceeds from sale of property and equipment		60,464	28,914
Acquisition of intangible assets		(37,668)	(40,451)
Net cash used in investing activities		(610,956)	(596,206)
Cash flows from Financial activities:
(Decrease) Increase Interbank		-	(398,524)
Increase in monetary and related market operations		115,794	348,000
Opening of financial obligations		1,418,376	2,141,560
Cancellation of financial obligations		(3,519,921)	(1,896,881)
Lease liabilities		(55,976)	(58,249)
Issuance of debt securities		996,149	277,506
Cancellation of debt securities		(466,340)	(66,818)
Dividends paid		(1,699,610)	(1,598,935)
Net cash (used in) provided by Financial activities		(3,211,528)	(1,252,341)
(Decrease) / Increase in cash and cash equivalents, before the effect of exchange rate changes		(5,471,471)	(1,659,076)
Effect of exchange rate variations on cash and cash equivalents		240,565	(300,789)
Increase in cash and cash equivalents		(5,230,906)	(1,959,865)
Cash and cash equivalents at the beginning of the period	3	24,348,860	16,233,804
Cash and cash equivalents at the end of the period	3	19,117,954	14,273,939

The accompanying notes form an integral part of these separate financial statements.

The statement of cash flows includes the following non-cash transactions, which were not reflected in the separate statement of cash flows:

a)	Restructured loans and repossessed assets that were transferred to assets held for sale, inventories and other assets, for COP 130,993 and COP 111,562.

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Bank, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Bank main location is in Medellín (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

The duration contemplated in the bylaws is until December 8, 2044, but it may be dissolved or renewed before the end of that period.

At the Extraordinary Shareholders' Meeting held on June 26, 2024, a statutory reform was approved that is in the process of being formalized in a Public Deed and registered with the Chamber of Commerce.

Bancolombia S.A. business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Bank may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993.

The Bank, through its subsidiaries, has banking operations and international presence in United States, Puerto Rico, Panamá Guatemala and El Salvador.

The assets and liabilities of the operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero. The company is in the process of dissolution and liquidation.

For its part, operations in the Cayman Islands through Bancolombia Cayman have been canceled or transferred. The company is in the process of dissolution and liquidation.

On December 14, 2021, the Bank's Board of Directors authorized the legal separation of the Nequi business, the digital platform of Grupo Bancolombia which offers financial services. The Financial Superintendence of Colombia, through Resolution 0843 of July 6, 2022, modified by the Resolution 0955 of July 27, 2022, authorized the constitution of Nequi S.A. Financial Company. The legal separation implied the creation and commercial registration of a new corporation which will be supervised by the Financial Superintendence of Colombia through which Nequi will operate completely as a digital bank (compañía de financiamiento). In order to be able to operate, compliance with all the activities required to obtain the authorization certificate or operating permit must be accredited to the Financial

Superintendence of Colombia. On September 2022 the company was created with a capitalization of COP 150,000, its main shareholders are Banca de Inversión Bancolombia S.A. Corporación Financiera with a percentage of participation of 94.99% and Inversiones CFNS S.A.S. with 5.01%

On July 22, 2022, through the subsidiary Sistemas de inversiones y negocios S.A. SINESA, the company Wenia LTD, a corporate vehicle whose purpose is to provide technology services, was incorporated in Bermuda. By private document of October 18, 2022, Wenia LTD as the sole shareholder, registered on November 22, 2022 in the Medellín Chamber of Commerce, the commercial nature company called Wenia S.A.S., whose purpose is, among others, the creation and implementation of operating systems and software applications. On April 9, 2024, the participation held by Sistemas de Inversiones y Negocios S.A. in Wenia LTD was transferred to Banca de Inversión Bancolombia S.A.

As of june 30, 2024, the Bank has 21,928 employees, operates through 28,124 banking correspondents, 4,589 ATM’s, 570 offices and 491 mobile service points in Colombian territory.

SEPARATE FINANCIAL STATEMENTS NOTES

BANCOLOMBIA S.A.

NOTA 2. MATERIAL ACCOUNTING POLICIES

A.	Basis for preparation of condensed interim financial statements

The condensed separate interim financial statements for the cumulative six months ended on June 30, 2024 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bank’s separate financial statements for the year ended on December 31, 2023 which complied with the Normas de Contabilidad e Información Financiera (“NCIF”) accepted in Colombia, in accordance with the Marco Técnico Normativo issued through the Decreto Único Reglamentario 2420 of 2015 and its amendments, by the Ministerio de Hacienda y Crédito Público and Ministerio de Comercio, Industria y turismo. These interim financial statements have not been audited.

This framework is based on International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC), and exempts the application of IAS 39 and IFRS 9, only with respect to the loan portfolio and its impairment and the classification and valuation of investments, which are recognised, classified and measured in accordance with the provisions of the Superintendencia Financiera de Colombia (“SFC”) contained in Chapter I and II of Circular Externa 100 of 1995, and IFRS 5 for the determination of impairment of foreclosed assets, which are impaired in accordance with the provisions of the SFC. The above provisions are considered NCIF accepted in Colombia.

Preparation of the condensed separate interim financial statements undergoing concern basis

Management has assessed the Bank’s ability to continue as a going concern and confirms that the Bank has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Bank's liquidity position at the date of authorization of the condensed separate interim financial statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

In the Management opinion, these condensed separate interim financial statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of June 30, 2024 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative six months ended on June 30, 2024 and 2023 are not necessarily indicative of the results for the full year. The Bank believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the condensed separate interim financial statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Bank’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss and equity securities measured at fair value through other comprehensive income (“OCI”). Almost, investments in associates, joint ventures and subsidiaries are measured using the equity method.

The condensed interim financial statements are stated in Colombian pesos (“COP”) and figures are stated in millions, except the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

In accordance with Colombian law, the Bank is required to prepare separate financial statements, which have been prepared in accordance with the Marco Técnico Normativo indicated above. The separate financial statements are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

B.	Use of estimates and judgments

The preparation of condensed separate interim financial statements requires that the Bank's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on June 30, 2024 there were no changes in the significant estimates and judgments made by Management in applying the Bank's accounting, as compared to those applied in the financial statements at the year ended on December 31, 2023.

C.	Material accounting policies and recently issued accounting pronouncements.

The same accounting policies and methods of calculation applied in the financial statements at the end of the year ended on December 31, 2023 continue to be applied in these condensed separate interim financial statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2024, as shown below:

Amendments to IAS 1 Presentation of Financial Statements:

On January 23, 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. More specifically:

-	The amendments specify that the conditions which exist at the end of the reporting period of an obligation are those which will be used to determine if a right to defer settlement of a liability exists.
-	Management expectations about events after the balance sheet date, for example on whether a covenant will be breached, or whether early settlement will take place, are not relevant.
-	The amendments clarify the situations that are considered settlement of a liability.

Additionally, on October 30, 2022, the IASB issued an amendment to IAS 1 to improve the disclosures an entity provides when its right to defer settlement of a liability for at least twelve months is subject to compliance with covenants, and how this impacts the classification of that liability as current or non-current.

The amendments to IAS 1 are required to be applied for annual periods beginning on or after January 1, 2024, which is consistent with the application period in Colombia, in accordance with Decreto 938 of August 2021, which includes the update of January 23, 2020. The amendments must be applied retrospectively, in accordance with IAS 8. Early application is permitted.

Management concluded that this amendment has no impact on the preparation of the condensed separate interim financial statements, because the Bank presents the condensed separate interim statement of financial position ordered by liquidity, according to the business nature.

a)	Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia.

Amendments to IFRS 16 Leases - Lease liability in a sale and leaseback:

In September 2022, the IASB amended IFRS 16 to add subsequent measurement requirements for sale and leaseback transactions that meet the requirements of IFRS 15 to be accounted as a sale. The amendments require a seller-lessee to subsequently measure lease liabilities arising from a subsequent lease such that it does not recognize any amount of gain or loss that relates to the right-of-use that it retains.

This amendment is effective for annual periods beginning on or after January 1, 2024, and early application is permitted.

This amendment has been assessed by Management with no evidence of an impact on the Bank's condensed separate interim financial statements and disclosures, due the new requirements are in line with what the Bank has applied and disclosed.

Amendments to IFRS 9 Financial instruments and IFRS 7 Financial instruments: disclosures - Classification and measurement of financial instruments:

In May 2024, the Board issued amendments to the classification and measurement requirements in IFRS 9. These amendments respond to feedback from post-implementation review of the accounting standard and clarify the requirements in areas where stakeholders have raised concerns, or where new issues have emerged since IFRS 9 was issued.

These amendments include:

-	Clarifying the classification of financial assets with environmental, social and corporate governance (ESG) and similar features: ESG-linked features in loans could affect whether the loans are measured at amortised cost or fair value. To resolve any potential diversity in practice, the amendments clarify how the contractual cash flows on such loans should be assessed.

-	Settlement of liabilities through electronic payment systems: The amendments clarify the date on which a financial asset or financial liability is derecognised. The IASB also decided to develop an accounting policy option to allow a company to derecognise a financial liability before it delivers cash on the settlement date if specified criteria are met.

With these amendments, the IASB has also introduced additional disclosure requirements to enhance transparency for investors regarding investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features, for example features tied to ESG-linked targets.

The amendments are effective for annual reporting periods beginning on or after January 1, 2024, and early application is permitted.

Management is assessing the impact that these amendments will have on the Bank's separate interim financial statements and disclosures.

New standard NIIF 18 Presentation and Disclosure in Financial Statements:

In April 2024, the Board issued IFRS 18 to replace IAS 1 Presentation of Financial Statements. IFRS 18 introduces three sets of new requirements to improve the way companies report their financial performance and give investors a better basis for analysing and comparing companies:

Improved comparability in the statement of income: IFRS 18 introduces three defined categories for income and expenses (operating, investing and financing) to improve the structure of the statement of income, and requires all companies to provide new defined subtotals, including operating profit.

Enhanced transparency of management-defined performance measures: The new standard requires companies to disclose explanations of those company-specific measures that are related to the statement of income, referred to as management-defined performance measures.

More useful grouping of information in the financial statements: IFRS 18 sets out enhanced guidance on how to organise information and whether to provide it in the primary financial statements or in the notes. In addition, the new standard requires companies to provide more transparency about operating expenses, helping investors to find and understand the information they need.

IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, and early application is permitted.

Management is assessing the impact that these amendments will have on the Bank's separate interim financial statements and disclosures.

NOTE 3. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flow and the statement of financial position, the following assets are considered as cash and cash equivalents:

	June 30, 2024	December 31, 2023
In millions of COP
Cash
Cash	6,806,365	6,846,978
Deposits from Colombian Central Bank (1)(2)	3,326,027	7,318,665
Deposits from banks and other private financial institutions	1,776,619	2,203,471
Remittances of domestic negotiated checks in transit	6	309
Checks on hold	-	7,508
Total cash	11,909,017	16,376,931
Monetary market transactions
Reverse repurchase agreements	6,247,882	7,792,496
Interbank borrowings	961,055	179,433
Total monetary market transactions	7,208,937	7,971,929
Total cash and cash equivalents	19,117,954	24,348,860

(1)According to External Resolution No. 20 of 2020 of Colombian Central Bank, which amends External Resolution No. 5 of 2008 issued by the Colombian Central Bank, the Bank must maintain the equivalent of 8% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 3.5% of its customers’ deposits with a maturity of less than 18 months paragraph (b) as ordinary reserve, represented in deposits at the Central Bank or as cash in hand.
(2)This account shows an important variation due to the effect of the usual transactionality of the Bank's operations and the cancellation of interest-bearing deposits for COP 3.5 bn opened in December 2023 and cancelled in January 2024.

As of June 30, 2024 and December 31, 2023, there is restricted cash amounting to COP 1,135,088 and COP 1,010,562 respectively, included in other assets on the statement of financial position, which represents margin deposits pledged as collateral for derivative contracts traded through Colombian clearing houses.

NOTE 4. FINANCIAL ASSETS INVESTMENTS, NET AND DERIVATIVES

The Bank's portfolio investment in financial instruments and derivatives as of June 30, 2024 and December 31, 2023, is described below:

Financial assets investments and derivative financial instruments	June 30, 2024	December 31, 2023
In millions of COP
Investments in debt securities
Negotiable investments (1)	9,235,776	5,655,077
Available-for-sale investments	3,221,275	3,211,425
Held-to-maturity investments	3,671,037	3,423,265
Subtotal debt securities, net	16,128,088	12,289,767
Pledged financial assets (1) (2)	1,146,949	1,287,391
Total debt securities	17,275,037	13,577,158
Equity instruments (2)	167,414	180,744
Total investment financial assets, net	17,442,451	13,757,902

Total derivative assets (3)	3,434,986	6,215,942

Total derivative liabilities (3)	(3,670,405)	(6,699,521)

(1)	As of June 30, 2024, there is an increase in the portfolio negotiable investments of COP 3,580,699, mainly in fix-rate treasury securities issued by the Colombian Government – TES for COP 2,321,806.
(2)	See Note 4.1. Financial assets investments, net.
(3)	See Note 4.2. Derivative financial instruments.

4.1. Financial assets investments, net

The detail of the financial investment assets is as follows:

As of June 30, 2024

Debt securities	Measurement methodology			Total carrying amount
	Held for trading	Available-for-sale investments	Held-to-maturity investments
In millions of COP
Treasury securities issued by the Colombian Government - TES	5,448,472	-	-	5,448,472
Corporate bonds	3,247,430	141,106	322,688	3,711,224
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,348,349	3,348,349
Solidarity Securities issued by the Colombian Government (TDS)	-	2,520,934	-	2,520,934
Other public debt	-	559,235	-	559,235
Other financial investment assets	458,108	-	-	458,108
Mortgage backed securities (TIPS)	81,766	-		81,766
Total debt securities	9,235,776	3,221,275	3,671,037	16,128,088

As of December 31, 2023

Debt securities	Measurement methodology			Total carrying amount
	Held for trading	Available-for-sale investments	Held-to-maturity investments
In millions of COP
Treasury securities issued by the Colombian Government - TES	3,126,666	-	-	3,126,666
Corporate bonds	2,002,423	-	336,794	2,339,217
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,086,471	3,086,471
Solidarity Securities issued by the Colombian Government (TDS)	-	2,664,295	-	2,664,295
Other public debt	-	547,130	-	547,130
Other financial investment assets	441,687	-	-	441,687
Mortgage backed securities (TIPS)	84,301	-	-	84,301
Total debt securities	5,655,077	3,211,425	3,423,265	12,289,767

The following table shows the detail of debt securities maturity:

As of June 30, 2024

Debt securities	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total
In millions of COP
Negotiable investments
Treasury securities issued by the Colombian Government - TES	1,018,181	2,639,499	1,192,918	597,874	5,448,472
Corporate bonds	2,754,511	127,673	123,660	241,586	3,247,430
Other financial investment assets	156,181	171,707	70,769	59,451	458,108
Mortgage- backed securities (TIPS)	890	2,661	3,522	74,693	81,766
Subtotal negotiable investments	3,929,763	2,941,540	1,390,869	973,604	9,235,776

Available-for-sale investments
Solidarity Securities issued by the Colombian Government (TDS)	2,520,934	-	-	-	2,520,934
Corporate bonds	-	91,086	50,020	-	141,106
Other public debt	-	-	-	559,235	559,235
Subtotal available-for-sale investments	2,520,934	91,086	50,020	559,235	3,221,275
Held-to-maturity investments
Agricultural Development Securities issued by the Colombian Government (TDA)	3,348,349	-	-	-	3,348,349
Corporate bonds	-	-	-	322,688	322,688
Mortgage-backed securities (TIPS)	3,348,349	-	-	322,688	3,671,037
Subtotal held-to-maturity investments	9,799,046	3,032,626	1,440,889	1,855,527	16,128,088

As of December 31, 2023

Debt securities	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total
In millions of COP
Negotiable investments
Treasury securities issued by the Colombian Government - TES	301,849	1,757,746	365,919	701,152	3,126,666
Bonds	1,540,796	101,294	42,733	317,600	2,002,423
Other financial investment assets	160,177	146,411	72,981	62,118	441,687
Mortgage- backed securities	848	2,559	10,651	70,243	84,301
Subtotal negotiable investments	2,003,670	2,008,010	492,284	1,151,113	5,655,077
Available-for-sale investments
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	-	-	-	2,664,295
Other public debt	-	-	-	547,130	547,130
Subtotal available-for-sale investments	2,664,295	-	-	547,130	3,211,425
Held-to-maturity investments
Agricultural Development Securities issued by the Colombian Government (TDA)	3,086,471	-	-	-	3,086,471
Bonds	-	-	-	336,794	336,794
Mortgage-backed securities	3,086,471	-	-	336,794	3,423,265
Subtotal held-to-maturity investments	7,754,436	2,008,010	492,284	2,035,037	12,289,767

For more information related to fair value disclosures of investments classified as held-to-maturity, see Note 20. Fair value of assets and liabilities.

The net effect in the statement of comprehensive income corresponding to the debt securities is COP (29,199) as of June 2024 and COP 37,290 as of June 2023. See separate statement of comprehensive income –Net gain (loss) on valuation of financial instruments.

These assets have no restrictions or limitations as of June 30, 2024 and June 30, 2023, except for the securities pledged as collateral for Reverse repurchase agreements and derivatives indicated below:

As of June 30, 2024

Pledged financial assets	Term	Security type	Carrying amount
In millions of COP
Securities issued by the Colombian Government
Investments pledged as collateral in transactions with reverse repurchase agreements	Up to 1 month	Treasury securities	256,770
Investments pledged as collateral in transactions with derivatives	Between 1 and 3 months	Treasury securities	890,179
Total securities issued by the Colombian Government			1,146,949
Total pledged financial assets			1,146,949

As of December 31, 2023

Pledged financial assets	Term	Security type	Carrying amount
In millions of COP
Securities issued by the Colombian government
Investments pledged as collateral in transactions with reverse repurchase agreements	Up to 1 month	Treasury securities	810,101
Investments pledged as collateral in transactions with derivatives	Between 1 and 3 months	Treasury securities	477,290
Total securities issued by the Colombian government			1,287,391
Total pledged financial assets			1,287,391

The detail of investments in equity securities is as follows:

Total equity financial instruments	June 30, 2024	December 31, 2023
In millions of COP
Investments at fair value with changes in OCI (1)	157,489	170,534
Financial instruments measured at fair value with changes in equity with changes in OCI	7,234	7,509
Investments at fair value through profit or loss (2)	2,691	2,701
Total equity financial instruments	167,414	180,744

(1)	The detail of this investments is presented in the table “Equity instruments measured at fair value through OCI”.
(2)	The category of Investments at fair value through income statement includes the Preferred shares of Compañía de Financiamiento TUYA S.A., for a value of less than COP 1, Renta Fija Plus and Renta Fija Plazo trusts, which were acquired in 2022.

Detail of equity instruments measured at fair value through OCI:

	Carrying amount
Equity instruments measured at fair value through OCI	June 30, 2024	December 31, 2023
In millions of COP
Asociación Gremial de Instituciones Financieras Credibanco S.A.	114,551	110,785
Holding Bursatil Regional S.A.	20,200	23,040
Residual Rights (1)	9,938	25,579
Banco Latinoamericano de Comercio Exterior, S.A Bladex	8,694	6,679
Derecho Fiduciario Inmobiliaria Cadenalco	4,105	4,449
Bolsa de Valores de Colombia S.A.	1	2
Total Equity instruments measured at fair value through OCI	157,489	170,534

(1)	For payments received from Residual Rights, COP (18,516) and COP (436) were made from OCI, as of June 30, 2024, and COP (436) as of June 30, 2023, which were transferred to results.

Investments in equity securities measured at fair value through OCI are considered strategic for the Bank and, therefore, there is no intention to sell them in the foreseeable future. That is the reason why this alternative is used for its presentation.

The net effect of valuation in the statement of comprehensive income corresponding to equity investment financial securities is COP 5,198 as of June 2024 and COP 13,297 as for June 2023. See separate statement of comprehensive income - net loss on valuation of financial instruments.

Dividends on equity securities through OCI recognized as of June 2024, and June 2023 amount to COP 3,351 and COP 4,338, respectively. See Note 16.5. Equity investment income.

As of June 30, 2024 and December 31, 2023 there were no impairment losses on equity securities. These investments do not have a maturity date therefore, they are not included in the maturity detail.

4.2. Derivative financial instruments

The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options, or swaps where the underlying assets are exchange rates, interest rates, and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets, and/or indexes. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies, and processes for managing the Bank’s risk, please see item Risk Management.

The following table presents the Bank's derivatives by type of risk as of June 30, 2024 and December 31, 2023:

Derivatives	June 30, 2024	December 31, 2023
In millions of COP
Forwards
Assets
Foreign exchange contracts	1,902,857	4,377,677
Equity contracts	903	3,014
Subtotal assets	1,903,760	4,380,691
Liabilities
Foreign exchange contracts	(1,894,028)	(4,522,580)
Equity contracts	(8,753)	(10,481)
Subtotal liabilities	(1,902,781)	(4,533,061)
Total forwards	979	(152,370)
Swaps
Assets
Foreign exchange contracts	1,176,991	1,304,338
Interest rate contracts	250,137	320,325
Subtotal assets	1,427,128	1,624,663
Liabilities
Foreign exchange contracts	(1,340,846)	(1,491,086)
Interest rate contracts	(330,660)	(442,787)
Subtotal liabilities	(1,671,506)	(1,933,873)
Total swaps	(244,378)	(309,210)
Options
Assets
Foreign exchange contracts	104,100	210,588
Subtotal assets	104,100	210,588
Liabilities
Foreign exchange contracts	(96,118)	(232,587)
Subtotal liabilities	(96,118)	(232,587)
Total options	7,982	(21,999)
Derivative assets	3,434,986	6,215,942
Derivative liabilities	(3,670,405)	(6,699,521)

The table below details the amount of derivatives net by maturity:

As of June 30, 2024

	Forward	Swaps	Options	Total
Assets	1,903,760	1,427,126	104,100	3,434,986
Less than 1 year	1,863,027	360,160	94,456	2,317,643
Between 1 and 3 years	40,269	546,402	9,644	596,315
More than 3 years	464	520,564	-	521,028
Liabilities	(1,902,781)	(1,671,506)	(96,118)	(3,670,405)
Less than 1 year	(1,869,754)	(425,801)	(86,061)	(2,381,616)
Between 1 and 3 years	(33,017)	(667,845)	(10,057)	(710,919)
More than 3 years	(10)	(577,860)	-	(577,870)

As of December 31, 2023

	Forward	Swaps	Options	Total
Assets	4,380,691	1,624,663	210,588	6,215,942
Less than 1 year	4,231,752	611,487	135,559	4,978,798
Between 1 and 3 years	147,826	517,205	75,029	740,060
More than 3 years	1,113	495,971	-	497,084
Liabilities	(4,533,061)	(1,933,873)	(232,587)	(6,699,521)
Less than 1 year	(4,416,129)	(414,233)	(152,284)	(4,982,646)
Between 1 and 3 years	(116,932)	(979,130)	(80,303)	(1,176,365)
More than 3 years	-	(540,510)	-	(540,510)

Derivatives' guarantee

The following table presents the cash and securities collateral for derivatives as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
In millions of COP
Guarantees delivered	2,024,934	2,297,681
Guarantees received	(226,056)	(787,640)

NOTE 5. LOANS PORTAFOLIO AND FINANCIAL LEASING OPERATIONS, NET

The following is the composition of the loans and financial leasing operations portfolio, net as of June 30, 2024 and December 31, 2023:

Composition	June 30, 2024	December 31, 2023
In millions of COP
Commercial (1)	99,139,917	95,614,822
Consumer	37,724,977	38,862,513
Financial leasing	25,758,840	26,056,199
Mortgage	23,002,221	21,840,258
Small business loans	482,403	547,677
Total loan portfolio and financial leasing operations	186,108,358	182,921,469
Total provision for loan portfolio and leasing operations impairment (2)	(13,739,444)	(12,892,352)
Total loan portfolio and leasing operations, net	172,368,914	170,029,117

(1)	The increase was mainly due to new ordinary loans disbursed in 2024.
(2)	Includes general provision for loan portfolio and leasing operations, in accordance with SFC regulations:

Provision concept	June 30, 2024	December 31, 2023
In millions of COP
General provision (Circular 026, 2022) (3)	-	353,159
General provision Small business loans and Mortgage (Circular 100, 1995)	232,554	221,529
Total general provision	332,554	574,688

(1)	Based on the performance of the portfolio and leveraged by better quality in the new crops generated since the end of 2022 for consumer credits, the decision was made to use the provision to cover the bearings of this portfolio.

Loans and leasing operations portfolio by risk category

As of June 30, 2024 and December 31, 2023, the loan portfolio and leasing operations are distributed in the following risk categories:

As of June 30, 2024

Commercial	Loans			Provision			Other items
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	90,390,378	1,369,569	16,536	1,257,935	22,147	510	90,495,891
B – Acceptable risk	1,323,126	41,714	2,227	93,114	12,108	327	1,261,518
C – Appreciable risk	1,054,830	80,590	1,739	239,906	78,210	1,584	817,459
D – Significant risk	1,940,417	56,967	13,165	1,366,505	56,967	13,139	573,938
E – Unrecoverable risk	2,805,405	36,513	6,741	2,381,949	36,515	6,599	423,596
Total	97,514,156	1,585,353	40,408	5,339,409	205,947	22,159	93,572,402

Consumer	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	30,563,416	453,312	59,253	949,202	17,384	2,904	30,106,491
B – Acceptable risk	1,108,070	33,219	4,982	178,257	10,332	2,150	955,532
C – Appreciable risk	924,532	25,662	4,789	255,770	20,080	4,080	675,053
D – Significant risk	1,576,141	44,756	9,676	1,496,172	44,756	9,660	79,985
E – Unrecoverable risk	2,808,923	83,972	24,274	2,716,298	83,972	23,969	92,930
Total	36,981,082	640,921	102,974	5,595,699	176,524	42,763	31,909,991

Leasing	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	21,428,628	156,692	1,999,857	378,519	3,441	32,531	23,170,686
B – Acceptable risk	663,357	10,097	19,374	49,650	645	1,099	641,434
C – Appreciable risk	377,722	5,965	20,438	45,875	4,795	18,142	335,313
D – Significant risk	558,873	48,118	33,290	315,482	48,118	32,453	244,228
E – Unrecoverable risk	323,910	77,294	35,225	303,359	76,443	34,987	21,640
Total	23,352,490	298,166	2,108,184	1,092,885	133,442	119,212	24,413,301

Mortgage	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In Millions of COP
A – Normal risk	21,458,790	192,826	2,592	442,519	2,006	25	21,209,658
B – Acceptable risk	576,817	8,058	847	40,862	8,058	847	535,955
C – Appreciable risk	212,784	988	987	74,132	988	987	138,652
D – Significant risk	322,101	2,698	1,422	133,693	2,698	1,422	188,408
E – Unrecoverable risk	213,938	3,346	4,027	213,938	3,346	4,027	-
Total	22,784,430	207,916	9,875	905,144	17,096	7,308	22,072,673

Small business loans	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	383,312	5,404	1,076	8,550	105	21	381,116
B – Acceptable risk	13,252	501	95	576	500	95	12,677
C – Appreciable risk	9,775	386	96	6,005	386	96	3,770
D – Significant risk	17,365	702	202	17,094	702	202	271
E – Unrecoverable risk	47,117	2,015	1,105	44,408	2,015	1,101	2,713
Total	470,821	9,008	2,574	76,633	3,708	1,515	400,547

Total loans	Loans			Provision			Total Net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	164,224,524	2,177,803	2,079,314	3,036,725	45,083	35,991	165,363,842
B – Acceptable risk	3,684,622	93,589	27,525	362,459	31,643	4,518	3,407,116
C – Appreciable risk	2,579,643	113,591	28,049	621,688	104,459	24,889	1,970,247
D – Significant risk	4,414,897	153,241	57,755	3,328,946	153,241	56,876	1,086,830
E – Unrecoverable risk	6,199,293	203,140	71,372	5,659,952	202,291	70,683	540,879
Total	181,102,979	2,741,364	2,264,015	13,009,770	536,717	192,957	172,368,914

As of December 31, 2023

Commercial	Loans			Provision			Other items
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	87,655,242	1,502,565	16,158	1,232,376	24,530	578	87,916,481
B – Acceptable risk	1,300,166	74,543	1,854	197,071	8,079	392	1,171,021
C – Appreciable risk	631,082	12,217	1,564	156,946	9,861	1,385	476,671
D – Significant risk	1,779,007	43,394	11,537	1,223,780	43,394	11,523	555,241
E – Unrecoverable risk	2,550,668	28,750	6,075	2,142,931	28,750	5,931	407,881
Total	93,916,165	1,661,469	37,188	4,953,104	114,614	19,809	90,527,295

Consumer	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	32,413,615	517,717	64,264	1,372,121	21,829	3,139	31,598,507
B – Acceptable risk	1,062,168	35,307	5,318	127,120	11,640	2,299	961,734
C – Appreciable risk	898,748	29,112	5,546	193,193	22,939	4,826	712,448
D – Significant risk	1,511,693	52,257	11,365	1,448,226	52,257	11,350	63,482
E – Unrecoverable risk	2,173,238	64,509	17,656	2,108,782	64,509	17,496	64,616
Total	38,059,462	698,902	104,149	5,249,442	173,174	39,110	33,400,787

Leasing	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	21,592,066	175,325	2,404,759	435,169	3,829	37,879	23,695,273
B – Acceptable risk	538,105	7,852	12,592	25,701	565	907	531,376
C – Appreciable risk	328,825	4,816	16,995	27,587	3,234	12,688	307,127
D – Significant risk	430,928	35,678	55,351	224,699	35,664	42,956	218,638
E – Unrecoverable risk	346,214	73,062	33,631	326,783	72,005	33,320	20,799
Total	23,236,138	296,733	2,523,328	1,039,939	115,297	127,750	24,773,213

Mortgage	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In Millions of COP
A – Normal risk	20,535,984	200,004	2,549	421,655	2,073	26	20,314,783
B – Acceptable risk	424,654	4,934	654	34,213	4,934	654	390,441
C – Appreciable risk	210,292	921	866	110,781	921	866	99,511
D – Significant risk	249,828	2,383	1,076	188,885	2,383	1,076	60,943
E – Unrecoverable risk	198,883	3,279	3,951	198,883	3,279	3,951	-
Total	21,619,641	211,521	9,096	954,417	13,590	6,573	20,865,678

Small business loans	Loans			Provision			Total net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	439,705	7,609	1,040	9,739	173	29	438,413
B – Acceptable risk	16,911	774	127	644	774	127	16,267
C – Appreciable risk	11,175	503	109	6,858	503	109	4,317
D – Significant risk	19,715	867	244	19,257	867	243	459
E – Unrecoverable risk	45,559	2,216	1,123	42,875	2,216	1,119	2,688
Total	533,065	11,969	2,643	79,373	4,533	1,627	462,144

Total loans	Loans			Provision			Total Net
Category	Capital	Interest and/or financial component	Other items	Capital	Interest and/or financial component	Other items
In millions of COP
A – Normal risk	162,636,612	2,403,220	2,488,770	3,471,060	52,434	41,651	163,963,457
B – Acceptable risk	3,342,004	123,410	20,545	384,749	25,992	4,379	3,070,839
C – Appreciable risk	2,080,122	47,569	25,080	495,365	37,458	19,874	1,600,074
D – Significant risk	3,991,171	134,579	79,573	3,104,847	134,565	67,148	898,763
E – Unrecoverable risk	5,314,562	171,816	62,436	4,820,254	170,759	61,817	495,984
Total	177,364,471	2,880,594	2,676,404	12,276,275	421,208	194,869	170,029,117

Provision for impairment of loan portfolio and leasing operations

The following table sets forth the changes in the allowance for loans and leasing operations losses as of June 30, 2024 and 2023:

Movement of the provision corresponding to six months ended June 30, 2024

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Balance at December 31, 2023	5,087,527	5,461,726	1,282,986	974,580	85,533	12,892,352
(+) Charged-off-loan recovery	54,652	139,298	36,119	1,167	18,166	249,402
(+) Impairment of loan portfolio and leasing operations, net	643,916	2,374,123	96,899	(13,936)	19,461	3,120,463
(-) Period charges-off (1)	218,580	2,160,161	70,465	32,263	41,304	2,522,773
Balance at June 30, 2024	5,567,515	5,814,986	1,345,539	929,548	81,856	13,739,444

Movement of the provision corresponding to three months from April 1 to June 30, 2024

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Balance at March 31, 2024	5,259,859	5,574,923	1,337,412	1,009,355	84,688	13,266,237

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Charged-off-loan recovery	46,454	74,039	20,255	(8,217)	18,164	150,695
(+) Impairment of loan portfolio and leasing operations, net	382,573	1,247,281	22,601	(47,014)	(43)	1,605,398
(-) Period charges-off (1)	121,371	1,081,257	34,729	24,576	20,953	1,282,886
Balance at June 30, 2024	5,567,515	5,814,986	1,345,539	929,548	81,856	13,739,444

Movement of the provision corresponding to six months ended June 30, 2023

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Balance at December 31, 2022	5,034,160	4,069,098	1,278,586	813,264	73,476	11,268,584
(+) Charged-off-loan recovery	16,947	96,493	32,768	15,262	(23)	161,447
(+) Impairment of loan portfolio and leasing operations, net	715,721	2,394,857	55,739	64,263	37,297	3,267,877
(-) Period charges-off (1)	285,573	1,493,694	169,084	40,466	28,500	2,017,317
Balance at March 31, 2023	5,481,255	5,066,754	1,198,009	852,323	82,250	12,680,591

Movement of the provision corresponding to three months from April 1 to June 30, 2023

Loans	Commercial	Consumer	Leasing	Mortgage	Small business loans	Total
In millions of COP
(+) Saldo final marzo 31, 2023	5,110,437	4,531,268	1,195,797	834,621	77,960	11,750,083
(+) Recuperaciones de cartera castigada	9,632	53,043	15,701	8,167	-	86,543
(+) Deterioro cartera de crédito y operaciones de leasing financiero, neto	526,981	1,348,236	41,787	39,671	20,946	1,977,621
(-) Castigos del periodo (1)	165,795	865,793	55,276	30,136	16,656	1,133,656
Saldo final junio 30, 2023	5,481,255	5,066,754	1,198,009	852,323	82,250	12,680,591
(1)	Charged-off-loans are still in recovery management.

NOTE 6. INVESTMENT IN SUBSIDIARIES

The detail of investments in subsidiaries as of June 30, 2024 and December 31, 2023 is as below:

			June 30, 2024		December 31, 2023
In millions of COP
Company name	Main activity	Country	% of ownership	Investment value	% of ownership	Investment value
Banistmo S.A. (1)	Financial services	Panamá	100.00%	11,257,555	100.00%	9,920,304
Bancolombia Panamá S.A. (1)	Financial services	Panamá	100.00%	9,265,100	100.00%	8,838,482
FCP Inmobiliario Colombia S.A.	Real estate services	Colombia	80.43%	2,845,500	80.43%	2,733,074
Banca de Inversión Bancolombia S.A. Corporación Financiera	Financial services	Colombia	94.90%	1,255,853	94.90%	1,394,710
Bancolombia Puerto Rico Internacional Inc. (1)	Financial services	Puerto Rico	100.00%	674,809	100.00%	580,423
P.A. Sodimac (2)	Financial trust services	Colombia	100.00%	464,520	-	-
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Financial trust services	Colombia	94.97%	435,723	94.97%	490,721
P.A. Mercurio (3)	Real estate services	Colombia	100.00%	287,196	100.00%	279,491
Valores Bancolombia S.A. Comisionista de Bolsa	Trade-broker dealer	Colombia	93.61%	228,645	93.61%	213,275
P.A. NOMAD Cabrera (4)	Real estate services	Colombia	98.00%	122,185	98.00%	99,109
P.A. NOMAD Central (5)	Real estate services	Colombia	98.00%	119,538	98.00%	101,260
P.A. Salitre (6)	Real estate services	Colombia	98.00%	83,281	98.00%	43,790

P.A. FAI Calle 77 (NOMAD77) (7)	Real estate services	Colombia	98.00%	57,558	98.00%	57,306
Total investment in subsidiaries				27,097,463		24,751,945
(1)	Increase in the carrying value of investments mainly due to the effect of foreign exchange differences.
(2)	On May 6, 2024, the Bank transferred the rights for the acquisition of Sodimac, for an amount of COP 451,000. A later appraisal provided a higher value of the property of COP 13,250 recorded in the investment account and in the profit and loss statement as a result of the purchase under advantageous conditions. The conditions agreed in the transaction were: cancellation of the commercial loan of COP 233,302 and the remaining balance of COP 217,697 will be paid in December 2024.
(3)	As of June 30, 2024, Mercurio's shareholders' equity has an equity method income recognized for this investment of COP 7,705.
(4)	As of June 2024, the Bank made a purchase of COP 27,440. The equity method loss recognized for this investment was COP (4,364).
(5)	As of June 2024, the Bank made a purchase of COP 21,560. The equity method loss recognized for this investment was COP (3,282).
(6)	As of June 2024, the Bank made a purchase of COP 41,650. The equity method loss recognized for this investment was COP (2,159).
(7)	As of June 2024, the Bank made a purchase of COP 637 and restitution of contributions of COP (8). The equity method loss recognized for this investment was (377).

The following tables sets forth the changes of the Bank's subsidiary investments as of June 30, 2024 and December 31, 2023:

June 30, 2024
	Banistmo S.A.	Bancolombia Panamá S.A.	FCP Fondo Inmobiliario Colombia.	Banca de Inversión Bancolombia S.A. Corporación Financiera.	Bancolombia Puerto Rico Internacional Inc.	Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Valores Bancolombia S.A. Comisionista de Bolsa.	Others	Total
In millions of COP
Initial balance	9,920,304	8,838,482	2,733,074	1,394,710	580,423	490,721	213,275	580,956	24,751,945
Equity method through income statement ((1)	172,994	724,977	112,426	(137,268)	42,425	76,755	14,882	(2,477)	1,004,714
OCI (Equity method) (2)	356,359	142,581	-	(2,023)	4,226	(1,883)	488	-	499,748
OCI (Translation adjustment) (2)	811,000	652,174	-	-	47,735	-	-	-	1,510,909
Purchase / capitalizations	-	-	-	-	-	-	-	555,807	555,807
Dividends	-	(1,093,114)	-	-	-	(130,301)	-	-	(1,223,415)
Restitution of contributions	-	-	-	-	-	-	-	(8)	(8)
Profit for previous years	(3,102)	-	-	434	-	431	-	-	(2,237)
Final balance	11,257,555	9,265,100	2,845,500	1,255,853	674,809	435,723	228,645	1,134,278	27,097,463
(1)	See Note 16.5. Income from equity investments.
(2)	Corresponds to other comprehensive income recognized as equity method as of June 30, 2024. See Separate Statement of Comprehensive Income.

December 31, 2023
	Banistmo S.A.	Bancolombia Panamá S.A.	FCP Fondo Inmobiliario Colombia.	Banca de Inversión Bancolombia S.A. Corporación Financiera.	Bancolombia Puerto Rico Internacional Inc.	Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Valores Bancolombia S.A. Comisionista de Bolsa.	Others	Total
In millions of COP
Initial balance	12,640,048	11,221,104	2,493,826	1,744,834	636,656	449,696	200,611	331,922	29,718,697
Equity method through income statement.	485,132	1,431,958	239,248	(294,003)	84,465	132,456	13,878	(817)	2,092,317
OCI (Equity method)	81,970	240,162	-	22,718	11,362	2,192	1,564	-	359,968
OCI (Translation adjustment)	(2,991,741)	(2,648,131)	-	-	(152,060)	-	-	-	(5,791,932)
Purchase / capitalizations	-	-	-	-	-	-	-	250,655	250,655
Dividends	(285,530)	(1,406,611)	-	(54,427)	-	(91,467)	-	-	(1,838,035)
Restitution of contributions	-	-	-	-	-	-	-	(787)	(787)
Profit for previous years	(9,575)	-	-	(24,412)	-	(2,156)	(2,778)	(17)	(38,938)
Final balance	9,920,304	8,838,482	2,733,074	1,394,710	580,423	490,721	213,275	580,956	24,751,945

The following is the supplementary information of the Bank's most significant subsidiaries as of June 30, 2024 and December 31, 2023 without eliminations:

As of June 30, 2024

Company name	Assets	Liabilities	Income from ordinary activities	Gain / (Loss)
In millions of COP

Banistmo S.A.	43,726,951	38,743,565	2,088,958	172,994
Bancolombia Panamá S.A.	29,667,059	20,401,960	1,077,282	724,977
FCP Fondo Inmobiliario Colombia	5,663,011	1,927,323	435,591	139,789
Banca de Inversión Bancolombia S.A. Corporación Financiera	1,574,513	53,792	103,055	(145,589)

The financial statements as of June 30, 2024 have been used for the purpose of applying the equity method for the subsidiaries.

As of December 31, 2023

Company name	Assets	Liabilities	Income from ordinary activities	Gain / (Loss)
In millions of COP
Banistmo S.A.	40,740,495	36,315,750	4,551,651	485,132
Bancolombia Panamá S.A.	27,550,302	18,711,820	2,116,383	1,431,958
FCP Fondo Inmobiliario Colombia	5,503,022	1,905,773	889,683	297,475
Banca de Inversión Bancolombia S.A. Corporación Financiera	1,719,824	52,784	150,732	(309,804)

The financial statements as of December 31, 2023 have been used for the purpose of applying the equity method for the subsidiaries.

As of June 30, 2024 and December 31, 2023 there are no restrictions or limitations on the ability of subsidiaries to transfer funds to the Bank in the form of dividends and other capital distributions.

Hedge of a net investment in a foreign operation

The Bank uses hedge accounting for net investments in foreign operations with non-derivative instruments and has designated USD 1,124,613 in debt securities issued as hedging instruments. The purpose of this operation is to protect the Bank from the exchange rate risk (USD/COP) of a portion of the net investment in Banistmo S.A., a company domiciled in Panama City and whose financial statements are denominated in USD dollars. The book value and the hedged portion of the investment are listed below:

Banistmo S.A.	June 30, 2024	December 31, 2023
In thousands of USD
Investment portion covered in the hedging relationship (1)	1,124,613	1,592,034
Investment portion uncovered	1,589,333	1,004,000
Total investment in Banistmo S.A.	2,713,946	2,596,034
(1)	The Bank discontinued the hedging relationship corresponding to correspondent credits in March 2024 for USD 200,000 and a portion that corresponds to bonds, in June 2024, for USD 267,421. The accumulated effects of the exchange difference previously recognized are maintained in other comprehensive income.

The following is a detail of the hedging instruments of the net investment in the net foreign investment:

As of June 30, 2024

Debt securities issued in thousands of USD, designated as hedging instruments

Opening date	Due date	E.A rate	Capital balance	Capital designated as hedging instrument
18/10/2017	18/10/2027	7.03%	466,368	360,000
18/12/2019	18/12/2029	4.68%	550,000	550,000
29/01/2020	29/01/2025	3.02%	214,613	214,613
Total Debt serities			1,230,981	1,124,613

On March 21 and 26, 2024, Bancolombia S.A. prepaid the borrowings from correspondent banks with Barclays Bank PLC for USD 50,000 and Bank of America for USD 150,000 maturing in 2025.

On June 24, 2024, Bancolombia S.A. prepaid the bonds maturing 2025 for USD 267,421, the nominal amount repurchased was part of the hedging relationship of the net foreign investment, for which reason it was decided to discontinue in the same proportion of repurchase. In addition, there is a repurchase of bonds maturing in 2027 for USD 283,632. See Note 12. Debt Instruments in issue.

As of December 31, 2023

Debt securities issued in thousands of U.S. dollars, designated as hedging instruments
Opening date	Due date	E.A rate	Capital balance	Capital designated as hedging instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	550,000	550,000
29/01/2020	29/01/2025	3.02%	482,034	482,034
			1,782,034	1,392,034
Borrowings from international banks in thousands of U.S. dollars, designated as hedging instruments
31/03/2022	17/03/2025	6.06%	150,000	150,000
07/09/2022	05/09/2025	6.36%	50,000	50,000
			200,000	200,000
Total debt securities issued and loans with correspondent banks			1,982,034	1,592,034

For further information related to borrowings from international banks and debt securities issued, see Note 11. Borrowings from other financial institutions and Note 12. Debt instruments issued.

Measuring effectiveness and ineffectiveness

A hedge is considered effective if, at the beginning of the period and in subsequent periods, the changes in fair value or cash flows attributable to the hedged risk during the period for which the hedge has been designated are offset.

The Bank has documented the evidence of effectiveness of the hedge of the net foreign investment based on the portion of the net investment hedged at the beginning of the hedging relationship amounting to USD 1,124,613. The hedge is considered perfectly effective since the critical terms and risks of the obligations that serve as hedging instruments are identical to those of the primary hedged position. The effectiveness of the hedge is measured on a before taxes.

Gains or losses on translation of Banistmo's financial statements are recognized in other comprehensive income (OCI). Consequently, the exchange difference related to the translation of debt securities issued and borrowings from correspondent banks is recognized directly in OCI. The foreign currency translation adjustment corresponding to hedging instruments as of June 30, 2024 was COP (452,000) and as of June 30, 2023 was COP 1,303,197. See Separate Statement of Comprehensive Income - Hedge of net investment in foreign operations.

NOTE 7. PREMISES AND EQUIPMENT, NET

As of June 30, 2024 and December 31, 2023, the premises and equipment, net consisted of the following:

Composition	June 30, 2024	Diciembre 31,2023
In millions of COP
Premises and equipment for own use	1,754,223	1,757,039
Premises and equipment in operating leases	3,254,679	3,689,017
Total premises and equipment, net	5,008,902	5,446,056

As of June 30, 2024

Premises and equipment for own use	Balance at January 1, 2024	Roll - forward					Balance at June 30, 2024
		Additions (1)	Expenses depreciation (2)	Expenses impairment(3)	Written off (4)	Movements (5)
In millions of COP
Land
Cost	311,778	-	-	-		(222)	311,556
Construction in progress
Costo	7,690	3,654	-	-	-	-	11,344
Impairment	-	-	-	-	-	-	-
Buildings
Cost	1,102,332	4,741	-	-	(186)	(841)	1,106,046
Accumulated depreciation	(158,997)	-	(10,592)	-	(9)	288	(169,310)
Furniture and fixtures
Cost	366,790	7,656	-	-	(2,526)	-	371,920
Accumulated depreciation	(200,437)	-	(12,426)	-	2,202	-	(210,661)
Impairment	-	-	-	(20)	20	-	-
Computer equipment
Cost	661,417	53,122	-	-	(12,832)	-	701,707
Accumulated depreciation	(379,474)	-	(39,261)	-	12,529	-	(406,206)
Impairment	-	-	-	(195)	195	-	-
Vehicles
Cost	16,717	3,101	-	-	(1,132)	-	18,686
Accumulated depreciation	(9,276)	-	(1,528)	-	1,050	-	(9,754)
Machinery
Cost	91,761	277	-	-	(547)	-	91,491
Accumulated depreciation	(68,263)	-	(1,447)	-	529	-	(69,181)
Impairment	-	-	-	(1)	1	-	-
Leasehold improvements
Cost	15,001	7,128	-	-	(2,962)	(12,582)	6,585
Accumulated depreciation	-	-	-	-	-	-	-
Total cost	2,573,486	79,679	-	-	(20,185)	(13,645)	2,619,335
Total accumulated depreciation	(816,447)	-	(65,254)	-	16,301	288	(865,112)
Total accumulated impairment, net	-	-	-	(216)	216	-	-
Total premises and equipment for own use, net	1,757,039	79,679	(65,254)	(216)	(3,668)	(13,357)	1,754,223

(1)	Fixtures and fittings, mainly: Condensing unit for COP 2,232, Handling unit for COP 1,083 and electric plant for COP 832. Computer equipment, mainly: Laptops for COP 23,762, ATMs for COP 19,549 and CPUs for COP 4,611.
(2)	See Note 17.3. Amortization, depreciation and impairment.
(3)	The impairments recorded correspond to the procedure defined in assets for obsolescence, losses, and others, which results in the derecognition of the asset.
(4)	Computer equipment, mainly: Obsolescence of Electronic ATMs and laptops.
(5)	Assets for right of use due to termination of improvements and activation of contracts; the main transfers correspond to: Local Mall Plaza Cali for COP 1,638, Parque Alegra branch for COP 1,516 and San Gil branch for COP 1,239.

Premises and equipment in operating leases	Balance at January 1, 2024	Roll - forward					Balance at june 30, 2024
		Additions(1)	Expenses depreciation(2)	Expenses impairment	Written off (3)	Movements(4)
In millions of COP
Furniture and fixtures
Cost	2,091	-	-	-	-	-	2,091
Accumulated depreciation	(614)	-	(127)	-	-	-	(741)
Vehicles
Cost	4,227,271	225,120	-	-	(52,029)	(586,712)	3,813,650
Accumulated depreciation	(672,254)	-	(186,215)	-	9,706	136,846	(711,917)
Computer equipment
Cost	228,161	53,085	-	-	(8,811)	(14,069)	258,366
Accumulated depreciation	(95,638)	-	(31,131)	-	7,515	12,484	(106,770)
Total cost	4,457,523	278,205	-	-	(60,840)	(600,781)	4,074,107
Total accumulated depreciation	(768,506)	-	(217,473)	-	17,221	149,330	(819,428)
Total premises and equipment in operating leases, net	3,689,017	278,205	(217,473)	-	(43,619)	(451,451)	3,254,679

Total premises and equipment - cost	7,031,009	357,884	-	-	(81,025)	(614,426)	6,693,442
Total premises and equipment - accumulated depreciation	(1,584,953)	-	(282,727)	-	33,522	149,618	(1,684,540)
Total premises and equipment -impairment	-	-	-	(216)	216	-	-
Total premises and equipment, net	5,446,056	357,884	(282,727)	(216)	(47,287)	(464,808)	5,008,902

(1)	Purchase of vehicles to include in operating lease contracts mainly with Renting Colombia S.A.S.

Computer equipment to be activated under operating leases, mainly: Sonda de Colombia S.A. for COP 9,108, Apicom SAS for COP 5,576, Universidad del Magdalena for COP 5,418 and Green S&S Edge SAS for COP 4,370.

(2)	See Note 17.3. Amortization, depreciation and impairment.
(3)	Mainly losses of vehicles with Renting Colombia S.A.S.
(4)	Vehicles, corresponds mainly to transfers of assets that ended the lease contract and were reclassified to the inventories.

As of December 31, 2023

Premises and equipment for own use	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions (1)	Expenses depreciation	Expenses impairment (2)	Written off (3)	Movements (4)
In millions of COP
Land
Cost	308,934	3,266	-	-	(422)	-	311,778
Construction in progress
Costo	2,114	5,576	-	-	-	-	7,690
Impairment	-	-	-	-	-	-	-
Buildings
Cost	1,102,310	19,079	-	-	(19,203)	146	1,102,332
Accumulated depreciation	(137,652)	-	(21,293)	-	(10)	(42)	(158,997)
Furniture and fixtures
Cost	343,946	29,519	-	-	(6,931)	256	366,790
Accumulated depreciation	(178,187)	-	(27,414)	-	5,420	(256)	(200,437)
Impairment	-	-	-	(305)	305	-	-
Computer equipment
Cost	652,224	64,355	-	-	(59,262)	4,100	661,417
Accumulated depreciation	(353,259)	-	(79,479)	-	57,364	(4,100)	(379,474)
Impairment	-	-	-	(1,147)	1,147	-	-
Vehicles
Cost	14,161	5,545	-	-	(2,989)	-	16,717
Accumulated depreciation	(9,395)	-	(2,629)	-	2,748	-	(9,276)
Machinery
Cost	95,113	2,000	-	-	(5,096)	(256)	91,761
Accumulated depreciation	(70,174)	-	(3,060)	-	4,715	256	(68,263)
Impairment	-	-	-	(304)	304	-	-
Leasehold improvements
Cost	7,487	26,950	-	-	-	(19,436)	15,001
Accumulated depreciation	-	-	-	-	-	-	-

Total cost	2,526,289	156,290	-	-	(93,903)	(15,190)	2,573,486
Total accumulated depreciation	(748,667)	-	(133,875)	-	70,237	(4,142)	(816,447)
Total accumulated impairment, net	-	-	-	(1,756)	1,756	-	-
Total premises and equipment for own use, net	1,777,622	156,290	(133,875)	(1,756)	(21,910)	(19,332)	1,757,039

(1)	Buildings, mainly: Mercurio Plaza Branch for COP 7,781, Armenia Centro branch for COP 3,806 and Montería branch for COP 2,030.

Furniture and fixtures, mainly: Condensing unit for COP 6,668, Handling unit for COP 3,624 and Modular System for COP 2,695.

Computer equipment, mainly: Laptops for COP 23,143, ATMs for COP 22,945 and kiosks for COP 3,669.

(2)	The impairments recorded correspond to the procedure defined in assets for obsolescence, losses, and others, which results in the derecognition of the asset.
(3)	Buildings: Explained by the legalization of advances, mainly in branches.

Computer equipment, mainly due to obsolescence of ATMs.

(4)	Right-of-use assets for completion of improvements and activation of contracts; The main transfers correspond to: Unicentro Medellin Branch for COP 1,784, Central Mayorista branch for COP 1,604 and Pitalito branch for COP 1,591.

Premises and equipment in operating leases	Balance at January 1, 2023	Roll - forward					Balance at December 31, 2023
		Additions(1)	Expenses depreciation	Expenses impairment	Written off	Movements(2)
In millions of COP
Furniture and fixtures
Cost	2,091	-	-	-	-	-	2,091
Accumulated depreciation	(360)	-	(254)	-	-	-	(614)
Vehicles
Cost	3,896,727	1,146,580	-	-	(67,686)	(748,350)	4,227,271
Accumulated depreciation	(478,042)	-	(350,362)	-	13,485	142,665	(672,254)
Computer equipment
Cost	150,969	66,833	-	-	(4,463)	14,822	228,161
Accumulated depreciation	(66,577)	-	(49,364)	-	3,855	16,448	(95,638)
Total cost	4,049,787	1,213,413	-	-	(72,149)	(733,528)	4,457,523
Total accumulated depreciation	(544,979)	-	(399,980)	-	17,340	159,113	(768,506)
Total premises and equipment in operating leases, net	3,504,808	1,213,413	(399,980)	-	(54,809)	(574,415)	3,689,017

Total premises and equipment - cost	6,576,076	1,369,703	-	-	(166,052)	(748,718)	7,031,009
Total premises and equipment - accumulated depreciation	(1,293,646)	-	(533,855)	-	87,577	154,971	(1,584,953)
Total premises and equipment -impairment	-	-	-	(1,756)	1,756	-	-
Total premises and equipment, net	5,282,430	1,369,703	(533,855)	(1,756)	(76,719)	(593,747)	5,446,056
(1)	Purchase of vehicles to include in operating lease contracts mainly with Renting Colombia S.A.S.
(2)	Vehicles, corresponds mainly to transfers of assets that ended the lease contract and were reclassified to the inventories.

Computer equipment corresponds to: Income as a result of transferring cost and depreciation from financial leasing for COP 36,866 and (2,618), reclassifications to inventories for COP (22,043) and COP 19,065.

As of June 30, 2024, there are contractual commitments for the acquisition of property and equipment for COP 23,736, mainly for assets related to branch, ATM and administrative headquarters projects. As of December 31, 2023, there are contractual commitments for the acquisition of properties and equipment for COP 4,025, mainly for the collaborative zone project of administrative headquarters in Cali and the construction of a facility in the Cañaveral Shopping Center.

As of June 30, 2024 and December 31, 2023, the Bank has no property and equipment with restricted title, nor guarantees of debts and contractual commitments for the fulfillment of obligations.

As of June 30, 2024 and December 31, 2023, the Bank's assessment indicates that there is no evidence of impairment of the Cash Generating Unit. Therefore, it is not considered necessary to make a formal estimate of the recoverable amount for these assets.

As of June 30, 2024 and December 31, 2023, the value of the property and equipment that is fully depreciated and in use is COP 266,733 and COP 251,896, respectively and corresponds mainly to computer equipment, fixtures and accessories and machinery.

NOTE 8. INCOME TAX

The income tax is recognized in accordance with current tax regulations.

8.1. Components recognized in the condensed interim separate income statement

The following chart provides a detailed breakdown of the total income tax for the first semester of 2024 and 2023, and a three-month period from April 1st to June 30th for the years 2024 and 2023:

	Accumulated		Quarterly
	2024	2023	2024	2023
	In millions of COP
Current tax
Fiscal term	(614,158)	(395,419)	(50,497)	(90,217)
Tax validity of foreign branch	(652)	(697)	(291)	(561)
Prior fiscal terms (1)	146,180	-	82,892	-
Total current tax	(468,630)	(396,116)	32,104	(90,778)
Deferred tax
Fiscal term	(275,325)	(454,145)	(243,756)	(139,259)
Total deferred tax	(275,325)	(454,145)	(243,756)	(139,259)
Total income tax	(743,955)	(850,261)	(211,652)	(230,037)

(1) Mainly due to the effects of sentence CE 26739 of January 25, 2024, EMRF invoices and industry and commerce tax paid prior to the filing of the income tax return.

8.2. Reconciliation of the effective tax rate

The detailed reconciliation between the total income tax expenses calculated at the current nominal tax rate and the recognized fiscal expense in the separate income statement for the first semester of 2024 and 2023, and for a three-month period from April 1st to June 30th of 2024 and 2023 is as follows:

Reconciliation of the tax rate	Accumulated		Quarterly
	2024	2023	2024	2023
	In millions of COP
Accounting profit	3,625,857	4,089,223	1,499,660	1,491,933
Applicable tax with nominal rate	(1,450,343)	(1,635,689)	(599,864)	(596,774)
Non-deductible expenses to determine taxable profit (loss)	(113,413)	(113,152)	(80,437)	(48,231)
Accounting and non-tax (expense) income to determine taxable profit (loss) (1)	425,436	574,648	194,648	258,176

Reconciliation of the tax rate	Accumulated		Quarterly
	2024	2023	2024	2023
	In millions of COP
Fiscal and non-accounting (expense) income to determine taxable profit (loss)	(498,860)	(80,516)	(437,952)	(44,179)
Ordinary activities income exempt from taxation	650,659	188,761	545,212	88,805
Ordinary activities income not constituting income or occasional tax gain	52,285	61,117	165	2,759
Tax deductions	140,629	93,351	109,465	43,330
Tax depreciation surplus	106,828	104,025	53,535	54,721
Untaxed recoveries	(42,657)	(22,334)	(25,147)	(1,647)
Prior fiscal terms	146,180	-	82,892	-
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income) (2)	(160,699)	(20,472)	(54,169)	13,003
Total income tax	(743,955)	(850,261)	(211,652)	(230,037)

(1) The variation is originated by the equity method

(2) The variation is generated by deferred tax.

8.3. Components recognized in the Condensed Interim Statement of Comprehensive Income Separate (OCI).

	June 30, 2024
	In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Revaluation gain related to the defined benefit liability	15,015	(5,382)	9,633
Net loss on financial instruments measured at fair value.	(42,517)	17,021	(25,496)
Adjustments for foreign exchange difference in foreign subsidiaries	1,510,909	-	1,510,909
Unrealized gain/(loss) on investments in subsidiaries using equity method	499,748	-	499,748
Loss on valuation of investments in associates and joint ventures	(114)	-	(114)
Loss on hedging of net investment in foreign operations	(452,000)	178,154	(273,846)
Net	1,531,041	189,793	1,720,834

	June 30, 2023
	In millions of COP
	Amounts before taxes	Amounts before taxes	Amounts before taxes
Remeasurement loss related to defined benefit liability	(22,432)	8,482	(13,950)
Net gain on financial instruments measured at fair value.	50,151	(17,840)	32,311
Adjustments for foreign exchange difference in foreign subsidiaries	(3,552,064)	-	(3,552,064)
Unrealized gain/(loss) on investments in subsidiaries using equity method	260,074	-	260,074
Net gain on valuation of investments in associates and joint ventures.	324	-	324
Gain on net investment hedge in foreign operations	1,303,197	(503,882)	799,315
Net	(1,960,750)	(513,240)	(2,473,990)

	April 1 to June 30, 2024
	In millions of COP
	Amounts before taxes	Amounts before taxes	Amounts before taxes
Revaluation gain related to the defined benefit liability	15,015	(5,388)	9,627
Net loss on financial instruments measured at fair value.	(38,110)	15,589	(22,521)
Adjustments for foreign exchange difference in foreign subsidiaries	1,436,065	-	1,436,065

Unrealized gain/(loss) on investments in subsidiaries using equity method	508,517	-	508,517
Loss on valuation of investments in associates and joint ventures	(157)	-	(157)
Loss on hedging of net investment in foreign operations	(413,925)	161,370	(252,555)
Net	1,507,405	171,571	1,678,976

	April 1 to June 30, 2023
	In millions of COP
	Amounts before taxes	Amounts before taxes	Amounts before taxes
Loss from revaluation related to the liability for defined benefits.	(22,432)	8,448	(13,984)
Net gain on financial instruments measured at fair value.	21,069	(7,876)	13,193
Ajustes por diferencia en cambio en subsidiarias del exterior	(2,621,567)	-	(2,621,567)
Unrealized gain/(loss) on investments in subsidiaries using equity method	142,761	-	142,761
Net gain on valuation of investments in associates and joint ventures.	7	-	7
Gain on net investment hedge in foreign operations.	965,110	(373,160)	591,950
Net	(1,515,052)	(372,588)	(1,887,640)

8.4. Deferred tax

According to the financial projections, it is expected to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Bancolombia Group's economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

	December 31, 2023	Effect on Income Statement	Effect on OCI	Realized tax	June 30, 2024
	In millions of COP
Asset Deferred Tax:
Employee Benefits	214,426	3,223	(5,382)	-	212,267
Deterioration assessment	253,299	(162,668)	-	-	90,631
Derivatives Valuation	230,192	(83,106)	-	-	147,086
Financial Obligations	-	40,621	-	-	40,621
Net investment coverage in operations abroad	528,436	(100,786)	178,154	(67,605) (1)	538,199
Properties received in payment	86,530	37,613	-	-	124,143
Other deductions	115,167	(50,026)	-	-	65,141
implementation adjustment	90,895	-	-	-	90,895
Total Asset Deferred Tax	1,518,945	(315,129)	172,772	(67,605)	1,308,983
Liability Deferred Tax:
Property and equipment	(34,142)	(42,051)	-	-	(76,193)
Lease restatement	(414,969)	(36,637)	-	-	(451,606)
Valuation of equity instruments	(354,956)	(45,559)	17,021	-	(383,494)
Financial Obligations	(192,530)	192,530	-	-	-
Goodwill	(1,567,225)	-	-	-	(1,567,225)
Other deductions	(68,482)	(28,479)	-	-	(96,961)
Total Liability Deferred Tax	(2,632,304)	39,804	17,021	-	(2,575,479)
Net Deferred Tax	(1,113,359)	(275,325)	189,793	(67,605)	(1,266,496)

(1) Current tax arising from the exchange difference on payment of debt and liquidation of bonds that were associated as hedging instruments.

8.5. Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:

In accordance with IAS 12, no deferred tax credit was recorded, because Management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	June 30, 2024	June 30, 2023
In millions of COP
Temporary differences
Local Subsidiaries	(689,920)	(998,531)
Foreign Subsidiaries	(19,554,400)	(20,708,638)

8.6. Dividends

8.6.1 Dividend Payment

Dividends to be distributed by the Bank will be subject to the application of section 48 and 49 of the Colombian Tax Code, and consequently, they will be subject to a withholding tax established by the norm. This is in accordance with the tax characteristics of each shareholder.

8.6.2 Dividends received from Colombian Subsidiary Companies

Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax.  They will not be subject to withholding tax, taking into account that the Bank, its affiliates and national subsidiaries belong to the same business group.

8.7. Tax contingent liabilities and assets

In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Bancolombia Group.

In Colombia, due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax administration's judgment may differ from that applied by Bancolombia at any time. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However.

based on the criteria established in the interpretation of IFRIC 23, Bancolombia did not recognize uncertain tax positions in its financial statements.

NOTE 9. DEPOSITS BY CUSTOMERS

Details of customer deposits as of Jun 30, 2024 and December 31, 2023 are as follows:

	Jun 30, 2024	December 31, 2023
In millions of COP
Saving accounts	83,872,861	83,841,543
Time deposits	64,199,253	61,106,144
Checking accounts	18,735,134	20,270,659

Other deposits	4,179,358	5,013,054
Total (1)	170,986,606	170,231,400

(1)	Increase generated mainly in CDTs with terms between 6 and 12 months.
(2)	As of Jun 30, 2024 and December 31, 2023, include deposits of Nequi for COP 3,187,057 and COP 2,924,906, respectively.

The following table details the time deposits issued by the Bank:

Time deposits	Effective interest rate		Jun 30, 2024
Modality	Minimum	Maximum	Carrying Value
Less than 6 months	0.10%	11.85%	14,116,936
Between 6 months and 12 months	5.15%	14.60%	16,695,910
Between 12 months and 18 months	5.15%	16.50%	8,557,719
Greater than 18 months	3.30%	19.23%	24,828,688
Total			64,199,253

Time deposits	Effective interest rate		December 31, 2023
Modality	Minimum	Maximum	Carrying Value
Less than 6 months	0.10%	15.52%	14,755,244
Between 6 months and 12 months	5.15%	16.89%	9,022,876
Between 12 months and 18 months	5.30%	20.56%	12,595,855
Greater than 18 months	1.85%	20.86%	24,732,169
Total			61,106,144

The detail of Time deposits issued by the Bank by maturity is as follows:

	Jun 30, 2024	December 31, 2023
In millions of COP
Less than 1 year	46,390,103	41,575,609
Between 1 and 3 years	5,983,636	7,404,119
Between 3 and 5 years	2,008,929	1,533,206
Greater than 5 years	9,816,585	10,593,210
Total	64,199,253	61,106,144

NOTE 10. REPURCHASE AGREEMENTS

The following table sets forth information regarding the money market operations recognized as liabilities in Statement of Financial Position of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Repurchase agreements and other similar secured borrowing
Temporary transfer of securities (1)	266,169	-
Short selling operations	113,377	263,751
Total repurchase agreements (2)	379,546	263,751
(1)	Mainly with the Central Counterparty Risk Clearing House.
(2)	Total repo liabilities have maturities of less than 30 days.

Offsetting of Repurchase and Resale Agreements

For the Bank substantially all repurchase and resale activities are transacted under legally enforceable repurchase agreements that give the Bank, in the event of default by the counterparty, the right to liquidate securities held with the same counterparty.

The Bank does not offset repurchase and resale transactions with the same counterparty in the statement of financial position.

The table below presents repurchases and resale transactions included in the statement of financial position as of June 30, 2024 and December 31, 2023:

June 30, 2024
In millions of COP
	Assets / liabilities gross	Financial instruments as collaterals	Assets / liabilities net
Securities purchased under resale agreements(1)	6,247,882	(6,247,882)	-
Securities sold under repurchase agreements	(379,546)	379,546	-
Total repurchase and resale agreements	5,868,336	(5,868,336)	-

December 31, 2023
In millions of COP
	Assets / liabilities gross	Financial instruments as collaterals	Assets / liabilities net
Securities purchased under resale agreements(1)	7,792,496	(7,792,496)	-
Securities sold under repurchase agreements	(263,751)	263,751	-
Total repurchase and resale agreements	7,528,745	(7,528,745)	-

(1)	See Note 3. Cash and cash equivalents.

NOTE 11. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

As of June 30, 2024 and 31 December 2023, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

	June 30, 2024	December 31, 2023
In millions of COP
Obligations granted by foreign banks(1)	5,864,341	6,555,231
Obligations granted by domestic banks(2)	4,505,857	5,445,038
Total	10,370,198	12,000,269

(1)	Decrease presented by cancellation of obligations, mainly due to prepayments of loans with foreign banks with Barclays Bank PLC for USD 50 million and Bank of America for USD 150 million. See Note 6. Investments in Subsidiaries - Hedging of net investment in foreign subsidiaries.
(2)	Decrease generated by prepayments of rediscount obligations mainly with Banco de Comercio Exterior de Colombia (BANCOLDEX), due to liquidity strategy.

Obligations granted by foreign banks

Financial institution	Rate minimum	Rate maximum	June 30, 2024
In millions of COP
Financing with Correspondent Banks	5.93%	8.27%	5,864,341
Total			5,864,341

Financial institution	Rate minimum	Rate maximum	December 31, 2023
In millions of COP
Financing with Correspondent Banks (1)	1.21%	8.87%	6,555,231
Total			6,555,231

(1) Of the obligations with correspondent banks, USD 200,000 were designated as coverage of the net assets of a foreign bussiness. See Note 6. Investment in subsidiaries.

The contractual maturities of financial obligations with foreign entities are as follows:

	June 30, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	1,441,091	1,742,300
Long term (more than 1 year)	4,423,250	4,812,931
Total	5,864,341	6,555,231

Obligations granted by domestic banks

Financial institution	Rate minimum (1)	Rate maximum (1)	June 30, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	5.76%	19.22%	2,430,423
Fondo para el financiamiento del sector agropecuario (Finagro)	6.56%	15.02%	1,400,291
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	19.82%	675,143
Total			4,505,857

Financial institution	Rate minimum (1)	Rate maximum (1)	December 31, 2023
In millions of COP
Financiera de desarrollo territorial (Findeter)	8.15%	20.85%	2,530,570
Fondo para el financiamiento del sector agropecuario (Finagro)	8.37%	15.88%	1,509,595
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	21.46%	1,404,873
Total			5,445,038

The maturities of financial obligations with domestic banks as of June 30 2024 and December 2023, are as follows:

	Jun 30, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	180,298	213,557
Long term (more than 1 year)	4,325,559	5,231,481
Total	4,505,857	5,445,038

As of June 30, 2024 and December 2023, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances. None of these covenants had been breached nor were the related obligations past due.

NOTE 12. DEBT INSTRUMENTS ISSUED

The Bank, duly authorized by the SFC, has issued bonds as shown in the following table:

June 30, 2024
	Amount Issued		Carrying balance	E.A. Rate Range
Securities issued in foreign currency (1)	USD	2,061,981	8,440,422	3.02% - 8.82%
Securities issued in local currency	COP	3,627,966	3,647,807	9.81% - 14.38%
Total			12,088,229

(1)    For debt securities issued in foreign currency, USD 1,124,613 were designated as a hedge of net investment in foreign currency as of June 30, 2024, and USD 1,392,034 as of December 31, 2023.

December 31, 2023
Amount Issued	Carrying balance	E.A. Rate Range

Securities issued in foreign currency (1)	USD	1,832,534	6,861,097	3.02% -7.03%
Securities issued in local currency	COP	4,029,882	4,097,726	12.87% -21.06%
Total			10,958,823

(1)    In August 2023, USD 467,966 of bonds were redeemed early. For debt securities issued in foreign currency, USD 1,392,034 were designated as a hedge of net investment abroad as of December 31, 2023.

The following is the detail of debt securities issued in foreign currency, as of June 30, 2024 and December 2023:

June 30, 2024
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	EIR (1)
June 24, 2024(1)	December 24, 2034	USD	SD	800,000	3,300,557	8.82%
December 18, 2019	December 18, 2029	USD	SD	550,000	2,202,946	4.68%
October 18, 2017 (2)	October 18, 2027	USD	SD	466,368	1,903,072	7,03%
January 29, 2020 (2)	January 29, 2025	USD	SD	214,613	895,675	3,02%
January 26, 2023	July 26, 2024	USD	M	25,000	112,676	6.05%
January 19, 2024	January 22, 2025	USD	M	3,000	12,763	5.70%
January 29, 2024	February 25, 2025	USD	M	3,000	12,733	5.50%
Total				2,061,981	8,440,422

(1)	See subordinated bond issuance.
(2)	See Repurchase 2025 and 2027.

Subordinated bond issuance

As of June 24, 2024, the Bank issued subordinated bonds for USD 800,000, maturing in 2034, which have an early redemption option exercisable after five years from the date of issue and a nominal coupon of 8.625% payable semiannually on December 24 and June 24 of each year, beginning on December 24 of this year.

Repurchase of Bonds maturing in 2025 and 2027

As of June 24, 2024, the Bank carried out a debt management operation offering to the market a repurchase of bonds maturing 2025 and 2027 for USD 267,421 and USD 283,632, respectively. The repurchased nominal amount was part of the hedging relationship of net investment abroad, for which reason it was decided to discontinue the repurchase in the same proportion, see Note 6.

December 31, 2023
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	EIR (1)
October 18, 2017	October 18, 2027	USD	SD	750,000	2,810,736	7.03%
December 18, 2019	December 18, 2029	USD	SD	550,000	2,011,536	4.68%
January 29, 2020	January 29, 2025	USD	SD	482,034	1,835,514	3.02%
January 26, 2023	July 26, 2024	USD	M	25,000	100,944	6.05%
January 13, 2023	January 26, 2024	USD	M	4,000	16,176	6.00%
January 26, 2023	January 26, 2024	USD	M	4,000	16,144	6.00%
March 9, 2023	March 8, 2024	USD	M	3,000	12,025	6.00%
March 14, 2023	March 14, 2024	USD	M	11,500	46,059	6.00%
March 29, 2023	April 2, 2024	USD	M	3,000	11,963	5.70%
Total				1,832,534	6,861,097

* SD: Semester Due. M: At maturity

(1)	Each of these issues has different nominal rates; therefore, the effective rates presented here correspond to the calculation made with each of the rates for each outstanding issue. The form of payment varies according to the conditions established in each issue; there are no collateral guarantees granted to third parties.

The following is the detail of debt securities issued in local currency, as of June 30, 2024, and December 2023:

June 30, 2024
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	E.A rate (1)
July 19, 2019	July 19, 2024	COP	MD	657,000	659,706	13.08%
October 25, 2022	October 25, 2027	COP	MD	640,000	638,972	14.38%
September 24, 2014	September 24, 2024	COP	QD	373,752	374,550	11.76%
September 24, 2014	September 24, 2029	COP	QD	360,000	360,747	12.14%
September 24, 2014	September 24, 2034	COP	QD	254,500	255,011	12.29%
September 16, 2021	September 16, 2033	COP	QD	251,500	252,431	11.11%
July 27, 2011	July 27, 2026	COP	QD	248,030	253,229	12.30%
November 2, 2011	November 2, 2026	COP	QD	224,050	228,389	12.32%
September 16, 2021	September 16, 2026	COP	QD	183,797	184,449	9.81%
July 23, 2014	July 23, 2024	COP	QD	178,750	182,608	11.92%
September 16, 2021	September 16, 2024	COP	MD	164,703	165,471	12.78%
March 18, 2015	March 18, 2025	COP	QD	91,884	92,244	11.45%
Total				3,627,966	3,647,807

December 31, 2023
Issuance date	Maturity date	Currency	Payment method (*)	Amount issued (in thousands of USD)	Carrying balance (in millions of COP)	E.A rate (1)
March 4, 2009	March 4, 2024	COP	YD	209,000	245,539	21.06%
July 27, 2011	July 27, 2026	COP	QD	248,030	254,852	16.10%
November 2, 2011	November 2, 2026	COP	QD	224,050	229,659	16.12%
April 18, 2012	April 18, 2024	COP	QD	192,916	198,906	15.98%
July 23, 2014	July 23, 2024	COP	QD	178,750	183,844	15.71%
September 24, 2014	September 24, 2034	COP	QD	254,500	255,152	15.43%
September 24, 2014	September 24, 2029	COP	QD	360,000	360,945	15.27%
September 24, 2014	September 24, 2024	COP	QD	373,752	374,749	14.88%
March 18, 2015	March 18, 2025	COP	QD	91,884	92,333	14.56%
July 19, 2019	July 19, 2024	COP	MD	657,000	659,796	14.72%
September 16, 2021	September 16, 2033	COP	QD	251,500	252,719	14.21%
September 16, 2021	September 16, 2026	COP	QD	183,797	184,646	12.87%
September 16, 2021	September 16, 2024	COP	MD	164,703	165,589	14.39%
October 25, 2022	October 25, 2027	COP	MD	640,000	638,997	16.01%
Total				4,029,882	4,097,726

* YD:  Year Due QD: Quarter Due MD: Month Due

(1)	Each of these issues has different nominal rates; therefore, the effective rates presented herein correspond to the calculation made with each of the rates of each outstanding issue. The form of payment varies according to the conditions established in each issue; there are no collateral guarantees granted to third parties.

The following table shows the detail of the bonds classified by currency, term and type of issue:

As of June 30, 2024

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total amortized cost
In millions of COP
Local currency
Ordinary bonds	-	-	165,471	2,492,028	2,657,499
Subordinated bonds (1)	-	-	-	990,308	990,308
Foreign currency
Ordinary bonds	-	138,173	-	895,675	1,033,848
Subordinated bonds (1)	-	-	-	7,406,574	7,406,574
Total	-	138,173	165,471	11,784,585	12,088,229

(1)	See subordinated bond issuance.

As of December 31, 2023

	Less than 1 year	Between 1 and 3 years	Between 3 and 5 years	Greater than 5 years	Total amortized cost
In millions of COP
Local currency
Ordinary bonds	-	-	165,589	2,695,751	2,861,340
Subordinated bonds (1)	-	-	-	1,236,385	1,236,385
Foreign currency
Ordinary bonds	28,169	175,142	-	1,835,514	2,038,825
Subordinated bonds (1)	-	-	-	4,822,273	4,822,273
Total	28,169	175,142	165,589	10,589,923	10,958,823

(1)	In the event of default by the Bank, the subordinated bonds are subject to payment, in the first place, to the depositors and other creditors of the Bank, except those having the same or lower category than the holders of the subordinated liabilities.

The following is a schedule of the debt instruments in issue by maturity:

	June 30, 2024	December 31, 2023
In millions of COP
Short term (less than 1 year)	2,508,429	2,031,732
Long term (more than 1 year)	9,579,800	8,927,091
Total	12,088,229	10,958,823

As of June 30, 2024, and 2023, there were no financial covenants related to the aforementioned securities.

NOTE 13. OTHER LIABILITIES

The following is a detail of other liabilities as of June 30, 2024, and December 31, 2023:

	June 30, 2024	December 31, 2023
In millions of COP
Payables	3,908,417	4,126,706
Dividends (1)	2,564,782	863,629
Collection services(2)	1,868,829	764,080
Suppliers	1,488,657	1,437,329
Deferred income	559,205	532,668
Surplus to be applied	467.611	414,509
Salaries and other labor obligations	294,690	315,038
Deposits delivered as security (3)	226,056	787,640

	June 30, 2024	December 31, 2023
Bonuses and short-term benefit	186,739	520,342
Advances in leasing operations	161,402	186,547
Withholdings and labor contributions	130,363	452,164
Provisiones	122,216	130,081
Liabilities from contracts with customers(4)	50,384	41,730
Credits for factoring operations	49,639	26,056
Others	143,108	20,563
Total	12,222,098	10,619,082

(1)	It corresponds mainly to the accrual of dividends declared at the General Shareholder Meeting of March/2024. See Statement of changes in equity dividends distribution.
(2)	Corresponds to collection services carried out mainly for government entities.
(3)	A decrease is observed due to lower collateral requirements for financial counterparties.
(4)	See Note 16.3.1. Income from commissions and other services, in the detail of accounts receivable and contract liabilities.

NOTE 14. PROVISIONS AND CONTINGENT LIABILITIES

Judicial proceedings

Details of provisions and contingent liabilities as of December 31, 2023, are included in the annual report of the 2023 separate financial statements, for the six months period ended June 30, 2024, there is no relevant information on changes in provisions and contingent liabilities.

NOTE 15. APPROPRIATED RESERVES

As of June 30, 2024, and December 31, 2023, the reserves were as follows:

	June 30, 2024	December 31, 2023
In millions of COP
Appropriation of net income (1) (2)	14,208,572	14,208,314
Occasional reserve (3)	8,689,362	6,084,140
Total Appropiated reserves	22,897,934	20,292,454

(1)	In compliance with the article 452 of the Commercial Code of the Republic of Colombia, which establishes that corporations shall constitute a legal reserve amounting to at least fifty percent of the subscribed capital, formed with ten percent of the net profits of each fiscal year. The constitution of such reserve will be mandatory until it reaches fifty percent of the subscribed capital. (1)The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)	As of June 30, 2024, and December 31, 2023, includes reclassification of unclaimed dividends under the article 85 of the Bank's Bylaws for COP 258 and COP 557, respectively.
(3)	On March 15, 2024, the Bank established a reserve for equity strengthening and future growth, which was approved at the General Shareholders' Meeting.

NOTE 16. OPERATING INCOME

Below is the information corresponding to operating income and expenses for the six-month period ending June 30, 2024 and 2023 and the three months from April 1 to June 30, 2024 and 2023:

16.1. Interest and valuation on financial instruments

The following table sets forth the detail of total interest income and valuation of investment securities for the period ended June 30, 2024 and 2023 and the three months ended as of April 1 through June 30, included in the net margin calculation:

Interest and valuation on financial instruments	Accumulated	Quarterly

	2024	2023	2024	2023
In millions of COP
Debt securities held to maturity	149,726	145,335	70,929	75,926
Interest on debt securities through OCI (1)	184,329	117,180	92,805	60,724
Total interest on debt instruments measured by the effective interest method	334,055	262,515	163,734	136,650
Net income from activities measured at fair value through income statement
Debt securities (2)	358,977	63,552	163,085	(169,085)
Monetary market operations (3)	156,583	(63,171)	49,397	(27,008)
Derivatives	(10,287)	(139,441)	(17,404)	(40,848)
Cash operations	(28,881)	(37,156)	(19,207)	(46,088)
Total activities measured at fair value through income statement, net	476,392	(176,216)	(175,871)	(283,029)
Total interest and valuation of investments	810,447	86,299	339,605	(146,379)

(1)	The increase in valuation is directly related to the growth of the debt securities portfolio.
(2)	As of June 30, 2024, there is an increase in the negotiable investment portfolio for COP 3,580,699, mainly in treasury securities – TES for COP 2,321,806.
(3)	Increase mainly in profit from simultaneous operations and repo operations.

16.2. Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the period ended June 30, 2024 and 2023 and the three months ended as of April 1 to June 30:

Interest expenses	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Deposits	(5,117,563)	(5,429,850)	(2,474,378)	(2,752,605)
Financial obligations	(523,052)	(574,978)	(235,867)	(306,989)
Debt securities issued (bonds) (1)	(502,127)	(672,562)	(263,746)	(333,926)
Lease liabilities	(57,972)	(40,422)	(29,421)	(24,453)
Preferred share	(28,649)	(28,650)	(13,812)	(13,812)
Interbank deposits purchased	(1,080)	(13,993)	(594)	(8,108)
Other interest	(22,929)	(25,218)	(11,077)	(12,669)
Interest expenses	(6,253,372)	(6,785,673)	(3,028,895)	(3,452,562)

(1)	The decrease is mainly due to maturities of debt securities in legal currency.

Net interest income and valuation of financial instruments amounted to COP 7,661,904  and COP 7,581,800 as of June 30, 2024 and 2023, respectively, and includes interest accrued on loans, reverse repurchase agreements transactions and investments minus interest expense on customer deposits, debt securities issued, financial obligations and reverse repurchase agreements.

16.3. Fees and commissions

16.3.1. Income from fees and commissions

The Bank has elected to present the income from contracts with customers as an element in a line named “Fees and commissions income” in the consolidated statement of income separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Fees and Commissions	Description
Debit and credit cards fees

In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed, given that no financing component exists, it is established based on the national and international interbank rate, additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.

For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.

Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale, the commission is accrued and collected immediately at the establishment and has a fixed amount.

In the credit cards product, there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank recognized it as a lower value of the revenue from the exchange bank fee.

The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Bancassurance

The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Payments

Service in which the Bank's customers can automatically perform whereby transactional channels, banking transactions for payroll payments, cancellation of invoices and credits, to beneficiaries of the Bank, as well as other financial entities affiliated to Automated Clearing House ACH, the commitment is satisfied once the Bank performs the transaction. The rate stipulated for this commission is variable, the income is recognized at a given time and acts as principal.

Collections

The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Electronic services and ATMs

Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit

Fees and Commissions	Description

or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Banking services

Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Letters of credit

Banking service corresponding to a documentary credit in which the Bank acquires the commitment to guarantee the fulfillment of financial, commercial or service obligations to a supplier of the contracting party, called beneficiary, in import or export operations through a correspondent bank. The consideration in this type of contract may include fixed amounts, variable amounts, or both, and is acted as principal.

Acceptances, guarantees and standby letters of credit

Bank service of acceptances guarantees and standby letters of credit that are not part of the Bank's portfolio. There are different performance obligations; the satisfaction of performance obligations occurs when the service is rendered to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. Revenue is recognized at a point in time.

Checks

Service through which the Bank offers its customers alternatives to avoid the risk of mobilizing cash, through the sale of domestic checks that can be exchanged in any place where the Bank has a presence. The consideration in this type of contract is fixed, the income is recognized at a determined time and acts as principal.

Deposits

Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Gains on sale of assets

These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold. For a detail of the balance see Note 25.4. Other operating income, net

The following table represents in detail and categorized by nature the fees and commissions for the six months periods ended June 30, 2024 and 2023 and three month periods from April 1 to June 30, 2024 and 2023:

Income from fees and commissions:

Income from fees and commissions	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Debit and credit cards and affiliated establishments (1)	1,326,510	1,232,952	662,637	620,171
Bancassurance (2)	462,425	430,950	269,921	236,389
Collections	256,034	239,573	136,136	124,792
Payment	243,780	222,090	126,586	112,373
Electronic services and ATMs (3)	233,514	196,137	120,343	98,032
Acceptances, guarantees and Standby Letters of Credit and commissions for operations in foreign currencies	95,428	100,625	50,696	50,236

Banking services	80,316	86,762	45,761	38,535
Placements	28,939	27,857	14,232	14,095
Cheks	10,026	10,153	5,154	5,000
Others	32,859	33,291	16,585	19,807
Total income from fees and commissions	2,769,831	2,580,390	1,448,051	1,319,430

(1)	Increase generated by greater transactionality during the year 2024.
(2)	Increase generated by greater collections and increase in sales made for this concept.
(3)	Increase generated mainly in digital banking commission and virtual branch service commission.

For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.

Contract assets with customers

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts.  When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. As a practical measure, the Bank recognizes as an expense the incremental costs of obtaining a contract when the amortization period of the asset is equal to or less than one year.

Contract liabilities with customers

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Bank has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

The following table shows the detail of the balances of accounts receivable and liabilities from contracts with customers, As of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
In millions of COP
Accounts receivable from contracts with clients (1)	214,832	169,182
Liabilities from contracts with clients (2)	50,384	41,730

(1)	The impairment corresponding to accounts receivable from contracts with customers is COP 29,654 and COP 23,681 as of June 30, 2024 and December 31, 2023, respectively.
(2)	See Note 13. Other liabilities.

16.3.2. Fees and Commissions Expenses

Fees and Commissions Expenses	Accumulated		Quarterly
	2024	2023	2024	2023

In millions of COP
Banking services (1)	483,282	433,124	251,955	221,016
Sales, collections and other services (2)	449,458	420,912	235,163	220,176
Correspondent banking (3)	295,006	209,523	187,545	124,126
ACH y PSE services	84,966	63,882	47,514	34,390
Placements	33,451	23,545	15,466	12,391
Payments and collections	20,148	20,268	11,220	12,652
Other (4)	65,451	39,619	41,964	24,460
Total expenses for fees and commissions	1,431,762	1,210,873	790,827	649,211
Total income for fees and commissions, net	1,338,069	1,369,517	657,224	670,219

(1)	The increase is due to higher transactions generated during the year 2024.
(2)	Increase originated by higher demand in customer service through the telephone channel (contact center services), and higher collection management due to an increase in the past-due portfolio.
(3)	The increase is due to higher transactions and the opening of new banking correspondents during 2024.
(4)	Increase generated mainly by payment to Paypal for $13,799 corresponding to the commission for transfers made by Nequi clients; Additionally, an increase in commissions on vehicle sales paid to Renting Colombia amounted to $10,983.

16.4. Other operating income, net

Other operating income, net, consists of the following items for the period ended as of June 30, 2024 and 2023 and the three months ended as of April 1 to June 30, 2024 and 2023:

Other operating income, net	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Operating leases (1)	495,405	474,148	253,391	255,207
Exchange difference and foreign exchange derivatives net (2)	144,959	705,089	133,128	440,385
Gain on sale of assets held for sale and inventories	68,448	62,926	37,277	30,791
Leases	36,910	6,575	18,664	3,624
Recoveries	31,349	13,091	13,501	3,853
Gain on sale of assets held for sale (leasing) (3)	12,119	58,869	9,579	28,691
Valuation of investment properties	4,302	-	4,302	-
Penalties for noncompliance with leasing contracts	1,215	1,530	695	579
Gain on sale of property and equipment	1,059	2,500	182	391
Gain on sale of assets - Financial leasing	1,045	2,374	1,004	1,543
Other (4)	42,983	28,916	23,941	14,542
Total other operating income, net	839,794	1.356,018	482,197	779,606

(1)	Increase generated by the activations of operating leasing contracts.
(2)	The variation is impacted by the fluctuation of the dollar, during 2024 there was an increase in the TRM by COP 325.99, while for the accumulated to March 2023 there was a fall of (COP 632.62), this variation is directly related to the own passive position that the Bank currently has.
(3)	Variation that occurs mainly in vehicles, this decrease is due to the used vehicle market that has been lowering prices, since dealers are offering discounts to evacuate inventories of new vehicles.
(4)	The increase is generated mainly by income from issuing cards and National Guarantee Fund incentives.

16.5. Equity investment income

The following table shows the detail of equity investment income for the period ended June 30, 2024 and 2023 and the three months ended as of April 1 to June 30, 2024 and 2023:

Dividends and other net income for equity investments.	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP

Equity method (1)	979,159	1,309,703	412,277	570,502
Valuation and sale of equity investments (2)	32,026	56,346	30,816	55,546
Dividends (3)	3,351	4,338	678	80
Investment impairment (4)	(121,788)	-	(121,788)	-
Total dividends and other net income for equity investments.	892,748	1,370,387	321,983	626,128

(1)	The balance as of June 30, 2024 includes the equity method for subsidiary investments of COP 1,004,714; for associates and joint ventures COP (25,555).
(2)	As of June 30, 2024, income is recorded from the realization of residuals for COP 18,516, gain is recognized from the purchase under advantageous conditions of the P.A. investment. Sodimac for COP 13,520 and a loss is recorded in the valuation of fixed income investments for COP (10).
(3)	Dividends received from equity instruments as of June 30, 2024 correspond to Cámara de Riesgo Central de Contraparte S.A. for COP 1,203, Association of Financial Institutions Credibanco S.A. for COP 1,193, Holding Bursátil Regional S.A. for COP 678, Tecnibanca S.A. - Servibanca S.A. by COP 140 and Banco Latinoamericano de Comercio Exterior S.A. - Bladex for COP 137.
(4)	Corresponds to impairment of investments in associates and joint ventures. See note 8 Associated investments and joint ventures.

NOTE 17. OPERATING EXPENSES

The information corresponding to operating expenses for the six-month periods ended June 30, 2024, and 2023 is as follows:

17.1. Salaries and employee benefit

The detail of salaries and employee benefits for six-month periods ended June 30, 2024, and 2023, and for the three-month periods from April 1 to June 30, 2024 and 2023 is as follows:

Salaries and employee benefit	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Salaries (1)	741,469	649,838	368,952	324,337
Social security contributions	252,152	219,180	124,634	109,721
Private premium	250,546	304,911	105,416	175,104
Bonuses (2)	173,584	272,594	90,913	127,061
Indemnization payment	143,455	78,075	106,426	48,883
Defined Benefit severance obligation and interest	81,297	66,640	40,447	33,607
Vacation expenses	44,950	46,558	21,036	23,351
Pensión plan	5,590	6,205	2,629	2,901
Others (3)	121,989	100,402	56,173	46,572
Total salaries and employee benefit	1,815,032	1,744,403	916,626	891,537

(1)	Corresponds mainly to salary increase for employees of the bylaws and employees who belong to the Collective Bargaining Agreement.
(2)	Corresponds primarily to bonuses for Banco employees in accordance with Bancolombia Group’s variable compensation model.
(3)	Includes benefits for staff, primarily allowances for insure policies, training, and recreation.

17.2. Other administrative and general expenses

The retails of other administrative and general expenses for six month period ended June 30, 2024, and 2023 and for the three-month periods from April 1 to June 30,2024, and 2023, is as follows:

Other administrative and general expenses	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Fees	289,723	300,344	158,347	153,818

Insurance	254,389	241,102	129,173	120,652
Maintenance and repairs	203,367	194,455	104,906	99,263
Data processing	184,384	163,745	96,875	83,853
Frauds and scams (1)	149,817	120,292	76,476	62,284
Transport	102,022	88,947	55,237	45,029
Advertising	45,512	44,621	29,276	26,961
Supplies and stationery (2)	44,337	13,954	28,483	5,846
Cleaning and surveillance services	38,846	36,861	19,961	19,776
Contributions and affiliations	37,210	27,973	18,620	14,712
Public Services	37,162	31,869	20,135	17,095
Communications	37,062	38,632	18,106	19,063
Adaptation and installation	22,335	21,869	13,610	13,409
Property management	18,732	16,877	9,575	8,512
Litigation, fines and installations (3)	18,309	8,419	5,170	4,032
Warehouse service	8,623	8,331	3,954	4,397
Travel expenses	8,034	9,923	4,394	5,514
Tax fee inspection and External Audit	6,450	5,832	3,376	3,030
Short-term, low-cost leases	5,522	5,480	3,064	3,358
Transactional service	4,808	5,174	2,614	3,098
Temporary services	2,556	1,740	1,503	960
Legal expenses	2,473	1,646	1,532	1,093
Furniture and belongings of minor value	2,267	1,496	2,117	963
Publications and subscriptions	1,999	2,011	891	1,115
Redemption processing	1,704	1,356	1,133	822
Extract packaging	256	329	147	154
Public relations	200	186	108	106
Others	73,573	54,913	42,131	25,185
Total other administrative and general expenses	1,601,672	1,448,377	850,914	744,100
taxes (4)	644,201	564,565	324,389	281,985

(1)	The Increase mainly generated by fraud in virtual channels.
(2)	The Increase payments for services received from suppliers for this item.
(3)	The Increase mainly explained by the recording of a provision in the process with the municipality of Purificación Tolima
(4)	The accumulated increase as of June 30, 2024 is generated mainly in IVA taxes for COP 55,691; industry and commerce for COP 19,235 surcharges and others for COP 6,387 among others.

17.3. Impairment, depreciation and amortization

Details of amortization, depreciation and impairment expense for the six-month period ended June 30, 2024, and for the three-month from April 1 to the June 30,2024 and 2023, is as follows:

Impairment, depreciation and amortization	Accumulated		Quarterly
	2024	2023	2024	2023
In millions of COP
Depreciation of premises and equipment (1)	282,727	242,205	139,442	127,348
Impairment of marketable assets, non- marketable assets, and other assets, net	89,285	84,686	51,518	42,591
Depreciation of right-of-use assets, on lease	63,937	68,525	32,145	32,779
Amortization of intangible assets	31,851	31,074	16,310	15,706
Impairment of premises and equipment	216	603	54	322
Impairment of right-of-use assets, on lease	1	260	1	-
Total impairment, depreciation and amortization	468,017	427,353	239,470	218,746

(1)	Ver Note 7. Premises and equipment, net.

NOTE 18. RELATED PARTY TRANSACTIONS

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, the Bank operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

Details of related party transactions as of December 31, 2023 are included in the annual report of the 2023 separate financial statements, for the six months ended June 30, 2024, there were no related party transactions that materially affected the Bank's financial position or results of operations.

NOTE 19. LIABILITIES FROM FINANCING ACTIVITIES

The following table presents the reconciliation of the balances of liabilities from financing activities as of June 30, 2024:

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of June 30, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
In millions of COP
Liabilities from financing activities
Borrowings from other financial institutions	10,958,823	49,845	577,433	411,058	91,069	12,088,229
Debt instruments in issue	12,000,269	(2,701,726)	548,606	523,052	-	10,370,201
Preferred shares	263,751	115,794	-	-		379,545
Interbank and repurchase agreements (1)	584,204	(57,701)	-	-	28,650	555,153
Total liabilities from financing activities	23,807,047	(2,593,788)	1,126,039	934,110	119,719	23,393,128

(1)	The cash flow of COP 57,701 corresponds to the minimum dividends paid to preferred shareholders and is included in the statement of cash flows in the line "dividends paid", which includes the total dividends paid during the year to preferred and common shareholders.

NOTE 20. FAIR VALUE OF ASSETS AND LIABILITIES

The characteristics of the asset or liability are considered in determining fair value in the same manner as market participants would consider in pricing the asset or the liability at the measurement date.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the SFC, which has its authorization.

The following table shows the carrying value and fair value of assets and liabilities as of June 30, 2024, and December 31, 2023:

	June 30, 2024		December 31, 2023
	Carrying value	Fair value	Carrying value	Fair value
In millions of COP
Assets
Debt securities negotiable investments and pledged financial assets (1)	10,382,725	10,382,725	6,942,468	6,942,468
Debt securities available for sale investments (1)	3,221,275	3,221,275	3,211,425	3,211,425
Debt securities held to maturity investments, net (1)	3,671,037	3,656,545	3,423,265	3,410,468
Equity instruments (1)	167,414	175,787	180,744	188,124
Derivative financial instruments (1)	3,434,986	3,434,986	6,215,942	6,215,942
Loans and leasing transactions (2) (3)	172,368,914	177,185,585	170,029,117	171,005,705
Investment property	770,936	770,936	574,550	574,550
Total assets	194,017,287	198,827,839	190,577,511	191,548,682
Liabilities
Deposits by customers (4)	170,986,606	171,383,658	170,231,400	171,398,021
Repurchase agreements and other similar secured borrowing (5)	379,546	379,546	263,751	263,751
Derivative financial instruments (1)	3,670,405	3,670,405	6,699,521	6,699,521
Borrowings from other financial institutions (6)	10,370,198	10,370,198	12,000,269	12,000,269
Debt instruments in issue (7)	12,088,229	11,975,867	10,958,823	10,919,613
Preferred shares	555,152	398,750	584,204	394,550
Total liabilities	198,050,136	198,178,424	200,737,968	201,675,725

(1)	See Note 4.1 Financial assets investments, net.
(2)	See Note 5. Loans and advances to customers, net.
(3)	As of December 31, 2023, the fair value of the portfolio was undervalued by $COP 333,672 due to the omission of a change in an input of observable market rates. The Management, after detecting the inexactitude, proceeded to perform the recalculation, finding that the difference with the previously disclosed value does not generate material impacts.
(4)	See Note 9. Deposits by customers.
(5)	See Note 10. Repurchase agreements.
(6)	See Note 11. Borrowings from other financial institutions.
(7)	See Note 12. Debt instruments in issue.

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to these debt investments, using the prices provided by the official pricing service provider (Precia) and assigns the appropriate level according to the procedure described at the beginning of this note.  For securities not traded or over the counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities

The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described at the beginning of this note. Likewise, in order to determine the fair value of unquoted equity securities, the Bank affects the value of the investment in the corresponding percentage of participation, to the subsequent variations of the respective issuer's equity. Holdings in mutual funds, trusts and collective portfolios are valued taking into account the value of the holding as calculated by the management company.

c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the representative exchange rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over the Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the Financial Superintendence of Colombia.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank's position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties, some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset's credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in Colombia. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument.

The approach to measuring the impact of the Bank's credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency.

For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the Colombian financial market.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage backed securities ("TIPS") and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investment property

The Bank's investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Assets and liabilities measured at fair value on a recurring basis

The following table presents assets and liabilities by fair value hierarchy that are measured on a recurring basis at June 30, 2024 and December 31, 2023:

ASSETS
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Negotiable and pledged financial assets
Treasury securities issued by the Colombian Government - TES	5,676,891	918,530	-	6,595,421	4,089,072	324,985	-	4,414,057
Mortgage-backed securities (TIPS)	-	17,912	63,854	81,766	-	10,214	74,087	84,301
Bonds	3,034,484	191,581	21,365	3,247,430	1,757,573	230,566	14,284	2,002,423
Other financial investment assets	-	455,011	3,097	458,108	-	441,687	-	441,687
Total negotiable securities and pledged financial assets	8,711,375	1,583,034	88,316	10,382,725	5,846,645	1,007,452	88,371	6,942,468
Available for sale
Solidarity Securities issued by the Colombian Government (TDS)	-	2,520,934	-	2,520,934	-	-	2,664,295	2,664,295
Bonds	-	50,282	90,824	141,106	-	-	-	-
Other public debt	-	559,235	-	559,235	-	547,130	-	547,130
Total available for sale	-	3,130,451	90,824	3,221,275	-	547,130	2,664,295	3,211,425
Total debt securities	8,711,375	4,713,485	179,140	13,604,000	5,846,645	1,554,582	2,752,666	10,153,893
Equity instruments
Equity instruments at fair value	28,893	2,691	128,596	160,180	29,719	2,701	140,815	173,235
Total equity instruments	28,893	2,691	128,596	160,180	29,719	2,701	140,815	173,235
Forward
Exchange rate	-	832,570	1,070,287	1,902,857	-	3,307,711	1,069,966	4,377,677
Securities	-	903	-	903	-	151	2,863	3,014
Total forward	-	833,473	1,070,287	1,903,760	-	3,307,862	1,072,829	4,380,691
Swaps
Exchange rate	-	1,068,858	108,133	1,176,991	-	1,066,916	237,422	1,304,338
Interest rate	92,124	145,902	12,109	250,135	130,792	173,912	15,621	320,325
Total swaps	92,124	1,214,760	120,242	1,427,126	130,792	1,240,828	253,043	1,624,663
Options
Exchange rate	459	49,424	54,217	104,100	7	136,978	73,603	210,588
Total options	459	49,424	54,217	104,100	7	136,978	73,603	210,588
Total derivative financial instruments	92,583	2,097,657	1,244,746	3,434,986	130,799	4,685,668	1,399,475	6,215,942
Investment property
Buildings	-	-	770,936	770,936	-	-	574,550	574,550

Total investment properties	-	-	770,936	770,936	-	-	574,550	574,550
Total	8,832,851	6,813,833	2,323,418	17,970,102	6,007,163	6,242,951	4,867,506	17,117,620
LIABILITIES
Type of instrument	June 30, 2023				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Financial liabilities
Forward
Exchange rate	-	1,690,844	203,184	1,894,028	-	4,454,755	67,825	4,522,580
Securities	-	8,753	-	8,753	-	8,629	1,852	10,481
Total forward	-	1,699,597	203,184	1,902,781	-	4,463,384	69,677	4,533,061
Swaps
Exchange rate	-	1,318,729	22,117	1,340,846	-	1,388,113	102,973	1,491,086
Interest rate	93,496	226,936	10,228	330,660	126,728	304,981	11,078	442,787
Total swaps	93,496	1,545,665	32,345	1,671,506	126,728	1,693,094	114,051	1,933,873
Options
Exchange rate	427	95,691	-	96,118	19	232,568	-	232,587
Total options	427	95,691	-	96,118	19	232,568	-	232,587
Total derivative financial instruments	93,923	3,340,953	235,529	3,670,405	126,747	6,389,046	183,728	6,699,521
Total financial liabilities	93,923	3,340,953	235,529	3,670,405	126,747	6,389,046	183,728	6,699,521

Fair value of assets and liabilities that are not measured at fair value in the statement of financial position

The following table presents for each level of the fair value hierarchy the Bank's assets and liabilities that are not measured at fair value in the statement of financial position, however, the fair value as of June 30, 2024 and December 31, 2023 is disclosed:

ASSETS
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Nivel 1	Nivel 2	Nivel 3
In millions of COP
Investments to maturity
Agricultural Development Securities issued by the Colombian Government (TDA)	-	-	3,347,212	3,347,212	-	-	3,075,873	3,075,873
Mortgage-backed securities (TIPs)	-	-	-	-	-	-	-	-
Other financial investment instruments	-	46,169	263,164	309,333	-	279,483	55,112	334,595
Total held to maturity investments	-	46,169	3,610,376	3,656,545	-	279,483	3,130,985	3,410,468
Equity securities	-	-	15,607	15,607	-	-	14,889	14,889
Loan portfolio and leasing operations, net Total	-	-	177,185,585	177,185,585	-	-	171,005,705	171,005,705
Total	-	46,169	180,811,568	180,857,737	-	279,483	174,151,579	174,431,062

LIABILITIES
Type of instrument	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	61,910,064	109,473,594	171,383,658	-	60,274,969	111,123,052	171,398,021
Repurchase agreements and other similar secured borrowing	-	-	379,546	379,546	-	-	263,751	263,751
Borrowings from other financial institutions	-	-	10,370,198	10,370,198	-	-	12,000,269	12,000,269
Debt instruments in issue	8,416,680	2,354,473	1,204,714	11,975,867	6,629,731	2,583,290	1,706,592	10,919,613
Preferred shares	-	-	398,750	398,750	-	-	394,550	394,550
Total	8,416,680	64,264,537	121,826,802	194,508,019	6,629,731	62,858,259	125,488,214	194,976,204

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting.

The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

	June 30, 2024				December 31, 2023
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 1		Level 1	Level 2	Level 3
	In millions of COP
Real estate different from residential properties	-	-	2,792	2,792	-	-	3,142	3,142
Real estate for residential purposes	-	-	252	252	-	-	3,188	3,188
Movable property	-	-	7,364	7,364	-	-	7,182	7,182
Total	-	-	10,408	10,408	-	-	13,512	13,512

Changes in level 3 fair-value category

The table below presents reconciliation for assets and liabilities measured at fair value, on a recurring basis using significant unobservable inputs as of June 30, 2024 and December 31, 2023:

As of June 30, 2024

	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Prepaids	Reclassifications (1)	Transfers in to level 3	Transfers in to level 3	Balance June 30, 2024
In millions of COP
Assets
Debt securities
Investments negotiable
Mortgage backed securities (TIPs)	74,087	(1,993)	-	-	(6,668)	-	-	3,994	(5,566)	63,854
Bonds	14,284	649	-	-	-	-	-	6,432	-	21,365
Other financial investment assets	-	-	-	-	-	-	-	3,097	-	3,097
Total negotiable investments	88,371	(1,344)	-		(6,668)	-	-	13,523	(5,566)	88,316
Available for- sale investments									-
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	-	-	-	-	-	-	-	(2,664,295)	-
Bonds	-	-	-	90,824	-	-	-	-	-	90,824
Total available for sale investments	2,664,295	-	-	90,824	-	-	-	-	(2,664,295)	90,824
Total debt securities	2,752,666	(1,344)	-	90,824	(6,668)	-	-	13,523	(2,669,861)	179,140
Derivative financial instruments
Exchange rate	1,380,991	(62,944)	-	1,042,890	(1,050,672)	-	(8,263)	77,951	(147,316)	1,232,637
Interest rate	15,621	(4,302)	-	5,565	(2,629)	-	(67)	3,377	(5,456)	12,109
Securities	2,863	-	-	-	(2,863)	-	-	-	-	-
Total derivative financial instruments	1,399,475	(67,246)	-	1,048,455	(1,056,164)	-	(8,330)	81,328	(152,772)	1,244,746
Equity investments at fair value	140,815	-	6,297	-	-	(18,516)	-	-	-	128,596
Investment property	574,550	4,302	-	192,084	-	-	-	-	-	770,936
Total assets	4,867,506	(64,288)	6,297	1,331,363	(1,062,832)	(18,516)	(8,330)	94,851	(2,822,633)	2,323,418
Liabilities
Derivative financial instruments
Exchange rate	170,798	18,018	-	71,754	(60,961)	-	(8,263)	132,722	(98,767)	225,301
Interest rate	11,078	(117)	-	20	(1,900)	-	(67)	9,976	(8,762)	10,228
Securities	1,852	-	-	-	(1,852)	-	-	-	-	-
Total derivative financial instruments	183,728	17,901	-	71,774	(64,713)	-	(8,330)	142,698	(107,529)	235,529
Total assets	183,728	17,901	-	71,774	(64,713)	-	(8,330)	142,698	(107,529)	235,529

As of December 31, 2023

	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Prepaids	Reclassifications (1)	Transfers in to level 3	Transfers in to level 3	Balance December 31, 2023
In millions of COP
Assets
Debt securities
Investments negotiable
Mortgage backed securities (TIPs)	2,928	(5,534)	-	848	(2,343)	-	77,773	415		74,087
Bonds	-	-	-	-	-	-	-	14,284	-	14,284
Total negotiable investments	2,928	(5,534)	-	848	(2,343)	-	77,773	14,699	-	88,371
Available for- sale investments	-	-	-	-	-	-	-	-	-
Solidarity Securities issued by the Colombian Government (TDS)	-	-	-	-	-	-	-	2,664,295	-	2,664,295
total available for sale investments	-	-	-	-	-	-	-	2,664,295	-	2,664,295
Total debt securities	2,928	(5,534)	-	848	(2,343)	-	77,773	2,678,994	-	2,752,666
Derivative financial instruments
Exchange rate	1,158,532	(60,699)	-	1,291,408	(804,780)	-	(13,559)	46,459	(236,370)	1,380,991
Interest rate	29,170	(10,693)	-	6,957	(4,593)	-	(39)	525	(5,706)	15,621
Securities	105	-	-	2,863	(105)	-	-	-	-	2,863
Total derivative financial instruments	1,187,807	(71,392)	-	1,301,228	(809,478)	-	(13,598)	46,984	(242,076)	1,399,475
Equity securities at fair value	148,169	-	20,055	-	(18,453)	(8,956)	-	-	-	140,815
Investment property	449,253	27,818	-	97,479	-	-	-	-	-	574,550
Total assets	1,788,157	(49,108)	20,055	1,399,555	(830,274)	(8,956)	64,175	2,725,978	(242,076)	4,867,506
Liabilities
Derivatives
Exchange rate	348,027	15,345	-	164,179	(329,858)	-	(13,559)	4,330	(17,666)	170,798
Interest rate	51,662	(6,296)	-	3,629	(41,002)	-	(39)	3,734	(610)	11,078
Securities	-	-	-	1,852	-	-	-	-	-	1,852
Total derivatives	399,689	9,049	-	169,660	(370,860)	-	(13,598)	8,064	(18,276)	183,728
Total assets	399,689	9,049	-	169,660	(370,860)	-	(13,598)	8,064	(18,276)	183,728

Level 3 fair value – transfers

The following were the significant level 3 transfers as of June 30, 2024:

Transfers between Level 1 and Level 2 to Level 3:

As of June 2024, there were no transfers from level 1 and 2 to level 3. As of December 2023, there were transfers of COP 13,523 of Mortgage Securities - TIPS and Bonds to level 3. For December 2023, the securities do not mark to price, the margin is updated, and the marking days are greater than 365, therefore their current level is 3.

Transfers of COP (61,262) and COP 38,920 were made as of June 30, 2024 and December 31, 2023, respectively of the exchange rate and interest rate derivative contracts to level 3.

Transfers between Level 3 and Level 1 and 2:

Transfers for COP (2,669,861) from level 3 to level 2 in 2024 In December 2023, these securities were not price marked and their margin was not registered by the Price Provider (Precia), therefore their level was 3. However, as of June 2024 they registered historical margin provided by the Price Provider (Precia), therefore the current level is 2.

Transfer of COP (45,243) and COP (223,800) as of June 30, 2024 and December 31, 2023, respectively of the exchange rate and interest rate derivative contracts from Level 3 to Level 2, mainly related to a transfer of the counterparty's credit risk to the Company's own credit risk.

Transfers between Level 2 and Level 1 of the Fair Value hierarchy

As of June 30, 2024, the Bank transferred securities from level 1 to level 2 for COP 18,291 as these securities increased their liquidity and were traded more frequently in an active market.

All transfers are assumed to have occurred at the end of the reporting period.

Quantitative Information about Level 3 Fair Value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data.

Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized through income statement. Favorable and unfavorable changes are determined based on changes in the value of the instrument because of varying the levels of the unobservable input.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of June 30, 2024

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Securities issued by other financial institutions
TIPS	63,854	Discounted cash flow	Margin (1)	0% a 10.73%	3.39%	63,886	68,268
			Amortization table (2)	NA	NA	67,912	-
			Amortization table (2)	NA	NA	62,880	-
Solidarity Securities issued by the Colombian Government (TDS)	3,097	Discounted cash flow	Margin (1)	1.32% a 1.32%	1.32%	3,097	3,098
Bonds	112,189	Discounted cash flow	Margin (1)	0.02% a 1.06%	0.24%	110,575	116,782
Derivative financial instruments, net
Options	54,216	Discounted cash flow	Counterparties COP (USD) (4)	0,14% a 34.19%	0.61%	53,808	54,392
Forward	867,104	Discounted cash flow	Counterparties COP (USD) (4)	0% a 40.05%	3.24%	865,328	868,767
Swaps	87,897	Discounted cash flow	Counterparties COP (USD) (4)	0% a 50.15%	6.13%	85,478	91,026

As of December 31, 2023

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
Securities issued by other financial institutions
TIPS	74,087	Discounted cash flow	Margin (1)	2.06% a 10.73%	5.48%	70,982	75,852
			Amortization table (2)	NA	NA	152,224	-
Solidarity Securities issued by the Colombian Government (TDS)	2,664,295	Discounted cash flow	Margin (1)	0% a 1.18%	1.17%	2,658,010	2,679,372
Bunuses	14,283	Discounted cash flow	Margin (1)	3.49% a 3.49%	3.49%	13,700	14,912
Derivative financial instruments, net
Options	73,603	Discounted cash flow	Counterparties COP (USD) (4)	0.13 % a 33.77%	0.57%	73,048	73,870
Forward	1,003,152	Discounted cash flow	Counterparties COP (USD) (4)	0% a 50.58%	7.22%	1,000,729	1,005,592
Swaps	138,992	Discounted cash flow	Counterparties COP (USD) (4)	0% a 63.39%	5.86%	139,451	138,577
(1)	Margin: The margin reflects the risks not incorporated in the reference rate, such as the credit risk, and is that value which, compounded with the reference rate, results in the discount rate with which the price of the security in the operation is obtained.
(2)	Amortization table (Applies to TIPS): It is based on the cash flows generated monthly by the Colombian Securitization Company, which incorporate, among other assumptions, the default and prepayment indicators, which correspond to inputs that are not observable in the market but are developed under statistical techniques and based on the history of mortgage loans in Colombia.
(3)	Liquidity effect: Corresponds to the difference in nominal monthly maturity terms of the face rate of the subordinated issue with respect to the most liquid face rate of the same issue.
(4)	Recovery rate and counterparties COP (USD): These refer to the recovery rates and the probabilities of default of the counterparties, which are used in the estimation of the CVA/DVA adjustment in the measurement of the fair value of the OTC derivative instruments.

The following table presents the valuation techniques used in measuring the fair value of the Bank's investment properties, the most significant unobservable inputs, and the respective sensitivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach - SCA

The process by which an indication of value is obtained for the properties under analysis by comparing them with similar properties that can be considered comparable to those under analysis, that have been recently sold (ideally) or that are on offer, identifying the appropriate units of comparison and making the necessary adjustments to make them comparable to those under appraisal, based on market-derived comparable.

Comparable Prices

The weighted average rates used in the income capitalization methodology for the fourth quarter of 2023 are:

Direct capitalization: initial rate 8.05%

Discounted cash flow: discount rate: 12,72*%, terminal rate: 8,40%.

The same weighted rates for the third quarter of 2023 are:

Direct capitalization: initial rate 8,07%

Discounted cash flow: discount rate: 12,44% terminal rate: 8,25%.

The ratio between monthly gross rent and the value of the properties managed directly by the FIC (rental rate) considering the differences in locations and individual factors between properties and on a weighted basis was 0.83% at the end of the first quarter of 2024 and 0.82% at the end of the last quarter of 2023.

An increase (Light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.

An increase (Light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach In this methodology the appraiser analyzes the capacity of a property to generate future benefits, which are brought to present value as an indication of value.	Direct Capitalization Discounted Cash Flows

Cost approach

A set of procedures by which an indication of the Market Value of the Full Property Right is obtained by estimating the cost of constructing, reproducing or replacing the property being appraised, including a reasonable profit, deducting depreciation from the total cost and adding the value of the land separately.

Replacement cost

There has been no change to the valuation technique during the year 2024 for each asset.

NOTE 21. SUBSEQUENT EVENTS

The financial statements of Bancolombia S.A. for the period ended June 30, 2024 were approved by Chief Executive Financial for publication on August 9, 2024.

Constructora Primar S.A.S.

On June 7, 2022, Bancolombia was notified of a lawsuit filed by companies Incopav S.A.S., Constructora Primar S.A.S., Inversiones M & Galindo y Cía. S en C, Inversiones M & Baquero y Cía. S en C. The plaintiffs seek compensation for damages caused by Bancolombia's decision not to fully finance the Altos de San Jorge Project.

The claims in the lawsuit amount to COP 107,344. The contingency is deemed remote because the plaintiffs are not parties to the loan agreement entered into for the project financing.

On July 9, 2024, a favorable judgment was rendered for Bancolombia. The plaintiffs, except for Constructora Primar S.A.S., have filed an appeal against the decision.

BOND ISSUANCE

On July 8, 2024, USD 2,013 of the ordinary bonds maturing in 2025 and USD 4,661 of the subordinated bonds maturing in 2027, issued by Bancolombia S.A., whose public offer of repurchase abroad was announced on June 3, 2024, were repurchased. These bonds were designated as hedging instruments in the net exposure of the investment in Banistmo, so the repurchase transaction originates a partial discontinuation of the hedge in the amount of USD 6,674.

RISK MANAGEMENT

This months of 2024 have been characterized by positive results in terms of economic growth, while a gradual process of inflationary convergence that has slowed down the monetary normalization processes of most central banks in the world. In parallel, geopolitical conflicts, the global electoral super cycle and sociopolitical uncertainty at the local level have printed more volatility on assets during 2024.

Credit risk – credit portfolio and financial leasing operations

Credit risk is the probability that the entity will incur losses due to i) non-compliance with the financial obligations taken by the counterparty, issuer or debtor, ii) deterioration due to the decrease in their risk rating, iii) the reduction of profits and remunerations and iv) the benefits delivered in restructuring and recovery costs.

The information included below presents the maximum exposure to credit risk as of June 30, 2024 and December 2023

In millions of COP	June 30, 2024	December 31, 2023
Credit portfolio and financial leasing operations	186,108,358	182,921,469
Debt securities	17,275,037	13,577,158
Equity investments (1)	167,414	180,744
Derivatives (2)	1,106,138	1,791,164
Subtotal maximum credit risk exposure	204,656,947	198,470,535
Financial guarantees	9,576,827	8,570,464
Total maximum credit risk exposure	214,233,774	207,040,999

(1) For equity investments, the book value to be disclosed corresponds to the Other financial instruments.

(2) For derivative transactions, counterparty risk is revealed as long as the valuation is positive. Therefore, the value described here differs from the book value.

The maximum exposure to credit risk of the financial leasing portfolio and operations corresponds to it carrying amount at the end of the period without considering any guarantee received or other credit improvements.

The maximum exposure to credit risk of financial guarantees corresponds to the total balance granted at the end of the period, which is why it does not reflect the expected results.

The maximum exposure to credit risk of derivatives corresponds to the market value (mark to market) at the end of the period without considering any guarantee received or other credit improvements.

a.	Credit Risk Management – loan portfolio and Leasing operations

Risk management in the cycles of the different types of credit operations, it develops by complying with the policies, procedures and methodologies stipulated in the Credit Risk Management System, which also contains the general criteria for evaluating, qualifying, assuming, controlling and covering the mentioned risk. In addition, the administration has developed process and method manuals that specify the policies and procedures for the different products and segments served by the entity, and realize the strategy approved by the Board of Directors for the monitoring and control of credit risk.

The policies for credit risk management are those stipulated for the credit exposure limit, credit origination, guarantees and securities, provisions, and portfolio monitoring and collections. Below is a brief description of the mentioned policies:

●	Credit Exposure Limit Policy: contains the guidelines regarding the establishment of credit exposure limits and levels. Is set in compliance with legal requirements and in accordance with the entity's internal guidelines.
●	Credit origination Policy: with this policy, the broad and sufficient knowledge of the characteristics of potential clients, the proper selection of these and the optimal granting levels consistent with their capacities is sought.
●	Guarantees Policy: this policy specifies the guarantees provided by the clients to the entity, the characteristics, and criteria to accept and evaluate them to mitigate the risk associated with the non-compliance of the agreed upon obligations.
●	Provisions Policy: this policy underlines the compliance of legal guidelines, what is stipulated by the Bank and the analysis of clients regarding the actions which must be taken, to cover the risk of losses due to credit exposure.
●	Monitoring Policy*: It contains all the following activities that the bank use to monitoring the customer with their information, the purpose of this is review the correct evolution of credit risk. These activities require a specific classification process of credits operations and are consistent with the policies implemented for new credits.

* Follow-up: Knowledge of the client's situation during the life of the credit.

●	Portfolio recovery policy**: through the definition of this policy, the Bank's objective is to establish those mechanisms that allow it to anticipate possible delays and carry out the recovery of the portfolio, that is, to minimize the impacts that result from late or non-compliance with payments, Additionally, this policy define all the activities and aspects that the bank has been considered as customer reconciliation management to make it possible to obtain information and create with this some models to make the necessary estimates for monitoring and estimating losses.

The Bank's credit risk management is carried out in all processes of the credit cycle, these processes are framed as follows:

●	Credit origination: customer knowledge, payment capacity analysis, sectoral analysis, payment behavior and credit structuring.
●	Behavior: knowledge of the client's situation during the credit life.
●	Recovery: collection during the different stages.

Scoring and rating models based on statistical information or expert criteria are used to support credit origination processes. This allows a differentiation of the risk level of potential clients to support decision making.

The Vice Presidency of Risks defines and documents the characteristics of the models that are used in the process of credit origination. Also, defines parameters, variables and the cut-off points that applied in each model. At least every six months, the Vice Presidency of Risks must do the backtesting1 of the scoring and rating models, used in the credit origination process to validate their effectiveness. Additionally, monthly the entire credit portfolio must be rated with the reference models and days past due, in order to assess the credit risk of each debtor and the allocation of bank provisions.

In addition to the evaluation and qualification of the portfolio, monthly provisions serve as a measure of the current condition of the portfolio, the parameters for their calculation are found in chapter 2 of Circular 100 of 1995 of the Financial Superintendence of Colombia, where define two matrices (A and B) for assigning the probability of default of the commercial and retail portfolio, a calculation that is made taking into account the rating, and in the commercial portfolio, the value of the client's assets, and in that of consumption, the historical behavior of the client's payments. For the remaining modalities, the portfolio is classified by risk level and then the provision percentage is calculated according to the days past due.

In order to guarantee compliance with the regulations established with respect to individual credit and concentration limits, the Bank carries out continuous monitoring of the concentration of risk groups, as well as daily control of the exposures of the different risk groups, evaluating the legal limits of indebtedness.

Additionally, there are internal concentration limits for the following classifications:

●	Concentration analysis by country: the country risk for a client will be the one where the econimic activity of the client take place to generate the resources to pay the credit obligation.
●	Sector concentration analysis: carried out through the economic sector defined by the international ISIC code[2]
●	Concentration analysis by modality: refers to the portfolio modality of each agreement (commercial, retail, microcredit and mortgage credit).

1 Statistical procedure used to validate the quality and accuracy of a model, by comparing actual results and risk measures generated by the models

2 ISIC: International Standard Industrial Classification of all economic activities.

The Bank has models based on the optimization of risk and profitability, to determine the different levels of concentration of portfolios, also based on international references determined with external risk rating agencies that allow the analysis of concentration levels in different geographies.

Risk Country

This risk refers to the possibility of an entity incurring losses as a result of financial operations abroad due to adverse economic and/or political conditions in the country receiving those operations, either because of restrictions on the transfer of foreign exchange or because of factors not attributable to the commercial and financial condition of the country receiving those operations. This definition includes, but is not limited to, sovereign risk (SR) and transfer risk (TR) associated with such factors.

The guidelines, policies and methodologies for country risks management are maintained in accordance with what was revealed as of December 31, 2023.

At the end of June 2024 compared to December 2023, no alerts were presented changes in the country ratings in any investment, nor were adjustments made for deterioration. The variation in the value of investments is mainly attributed to variation in the exchange rate, results of the period of foreign subsidiaries and distribution of dividends at the end of March 2024.

b.	Credit Quality Analysis - loans and Financial Leases portfolio

Credit risk rating system

Its main goal is to determine the client’s credit risk profile, which is given by the result of a rating.

The institutional or legal entities portfolio rating is performed through a Rating model, based on the analysis of quantitative and qualitative variables, which could affect the payment of the financial commitments acquired by a client. This model is performed in the early stage of the credit process, it is updated every six months and includes credit risk variables, which could be summarized in the customer's financial performance measured from financial figures and payment capacity, payment behavior with the Bank and with other entities, and qualitative variables that are not explicit in the financial statements.

For the retail portfolio there is a rating model based on a score, which contains the last 12 months behavior variables, such as overdue, product counts, changes in the initial credit conditions, among others, gathering all this information the rating model gives a score, which will be categorized by a credit risk level, to identify the level of risk associated with the client.

For the Bank, the following credit risk levels have been determined to group customers according to their payment behavior:

Risk Level	Description
A – Normal Risk

Loans and financial lease operations that have an excellent payment behavior. The debtor's financial statements and cash flows forecast, as well as other available financial information, it allows inferring an adequate payment capacity.

B - Acceptable Risk

Loans and financial lease transactions, even though they have an acceptable payment behavior, present some weakness that could potentially temporarily or permanently affect the debtor's ability to pay.

C - Appreciable Risk	Loans and financial lease operations that present deficiencies in the debtor's payment capacity or in its cash flow forecast, which could affect the normal payment of the obligation.
D – Significant Risk	Loans and financial lease transactions that have the same deficiencies than category "C", for a longer period, therefore its payment probability is low.
E – Uncollectible	Loans and financial lease obligations in this category are considered uncollectible.

The Bank’s loan and financial lease portfolio distribution by the end of the period, according to the credit risk levels mentioned above, is shown below:

	June 30, 2024		December 31, 2023
In millions of COP
Risk Level	In Millions of COP	Amount %	In Millions of COP	Amount %
A – Normal Risk	168,481,641	91%	167,528,602	92%
B – Acceptable Risk	3,805,736	2%	3,485,959	2%
C – Appreciable Risk	2,721,283	1%	2,152,771	1%
D – Significant Risk	4,625,893	3%	4,205,323	2%
E – Uncollectible	6,473,805	3%	5,548,814	3%
Total	186,108,358	100%	182,921,469	100%

External Circular (EC) 026 of 2022

Based on what is described in the EC 026 of November 29, 2022, and with the purpose of mitigating the impact of credit risk in an environment of economic deceleration and persistent inflation, the Bank recognized an additional provision to consumer loans in the income statement for a value equivalent to the expense explained by macroeconomic variables and the possible use of contingent lines of credit, based on the internal ECL models.

To December 31, 2023 the value is COP 353,159. For the year 2024, the use was carried out, bringing it to zero, taking into account the effect of lower bearing, leveraged by better portfolio quality for the consumption modality, which allows the release of the general provision established for this portfolio. The variation as of June 30, 2024 compared December 31, 2023 is a decrease of COP 353,159. leaving a provision worth COP 0.

For the period of June 30, 2024, the estimations and decisions made by Management did not change the Bank’s accounting guidelines, in comparison with those applied in the separated income statements for December 31, 2023.

Relevant topics regulatory provisions

For the housing modality, an adjustment is made to the provision parameters, which generated a decrease in this item by COP 149,520, for the period of June 30, 2024. This release allows us to continue with adequate portfolio coverage levels. which continue to be superior to the financial system and the regulatory minimums required by the SFC.

Portfolio monitoring

●	Retail and SME Banking:

At the end of June 2024, the total balance of the Personal, SME and Corporate Banking decreased 0.3% compared to the end of December 2023, such decrease leveraged by a lower dynamic in disbursements and a higher cancellation in the SME and Independent segments. As for the past-due portfolio, there was an increase of 4.3% with respect to December 2023, ending with a past-due rate of 7.8%, 40 bp above the past-due rate of December of the previous year; explained to a great extent by the macroeconomic situation that the country is going through. The segment that has been most affected is that of SMEs, given that its share in the increase of the past-due portfolio is 85%. We continue to provide comprehensive support to customers in all segments in order to anticipate the materialization of risks.

●	Corporate banking:

By the end of the second quarter of 2024, the Corporate Business has continued its trend in portfolio loans, increasing by 3.61% compared to the end of the previous year (December 2023). This increase is partly explained by the rise in disbursed amounts (up to 3.52%) made by corporate business clients over the last semester.

As credit quality has deteriorated, the past-due 30-day loans closed at 2.09% of the portfolio by the end of June 2024, which represents an increase of 0.16 pp compared to the end of December 2023.

Additionally, the coverage of past-due loans with provisions remains at healthy levels, exceeding 205.99% by the end of June 2024.

Monitoring sectorial alerts, macroeconomic changes and political environment

During the year 2024 the different monitoring and collection strategies continue to be executed in each of the segments, in order to anticipate future risks and impacts on the portfolio through a comprehensive monitoring of the economic sectors in which the bank participates, observing the behavior of macroeconomic, sectorial, financial and transactional variables to face the uncertain environment generated by the macroeconomic situation.

Over the course of the current year a greater impact has been seen on clients in the SME segment, where the main alerts continue to be a result of macroeconomic variables such as high interest rates and low economic growth, added to sectoral alerts that have been impacting portfolios such as health, construction, and mass consumption trade, mainly.

On the other hand, the natural person portfolio has been showing a more stable behavior compared to what was observed the previous year, where a recovery has been occurring as a result of better originations and better results in the collection.

All portfolios at all stages of the credit cycle continue to be managed in order to anticipate the materialization of risks, designing portfolio containment and recovery strategies.

c.	Credit Risk Management – investment financial instruments

The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.

The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.

For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:

●	Term Limits
●	Credit Limits
●	Counterparty Limits
●	Master Agreement
●	Margin Agreements
●	Counterparty Alerts

Credit Quality Analysis - other Financial Instruments

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system: is divided by the type of rating applied to each instrument or issuer; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: the “ratings or risk profiles” scale is created with a range of levels that go from low risk to high risk (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales.

Low Risk: all investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.

Medium Risk: all speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: all positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

●	Credit Quality Analysis
Maximum Exposure to Credit Risk	Debt Instruments		Equity		Derivatives*
	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
In Millions of COP
Low Risk	17,148,888	13,428,125	132,471	126,955	1,025,451	1,678,202
Medium Risk	123,704	146,155	-	-	111	316
Hihg Risk	2,445	2,879	-	-	2,593	17,327
Without Rating	-	-	34,943	53,788	77,983	95,319
Total	17,275,037	13,577,159	167,414	180,743	1,106,138	1,791,164
Note: A negative value corresponds to positions with a negative valuation.

●	Risk exposure by credit rating:
Maximum Exposure to Credit Risk
In Millions of COP
Rating Risk	Rating Scale (1)	June 30, 2024		December 31, 2023
Low Risk	Sovereign Risk	9,373,729	50.5%	7,305,648	46.9%
Low Risk	AAA	8,454,152	45.6%	6,639,565	42.7%
Low Risk	AA+	82,323	0.4%	283,336	1.8%
Low Risk	AA	76,614	0.4%	201,229	1.3%
Low Risk	AA-	35,694	0.2%	168,942	1.1%
Low Risk	A+	49,129	0.3%	148,392	1.0%
Low Risk	A	102,660	0.6%	122,090	0.8%
Low Risk	A-	8,655	0.0%	149,047	1.0%
Low Risk	BBB+	51,488	0.3%	199,422	1.3%
Low Risk	BBB	13,286	0.1%	12,778	0.1%
Low Risk	BBB-	59,081	0.3%	2,832	0.0%

Medium Risk	BB+	122,467	0.7%	141,311	0.9%
Medium Risk	BB	1,347	0.0%	4,381	0.0%
Medium Risk	BB-	-	0.0%	780	0.0%
Hihg Risk	B+	1,992	0.0%	2,895	0.0%
Hihg Risk	B-	2,871	0.0%	1,445	0.0%
Hihg Risk	CCC+	49	0.0%	13,659	0.1%
Hihg Risk	C	32	0.0%	2,063	0.0%
Hihg Risk	D	94	0.0%	144	0.0%
Without Rating	SC	112,926	0.6%	149,107	1.0%
Total		18,548,589	100.0%	15,549,066	100.0%

(1) Internal homologation.

●	Financial credit quality of other financial instruments that are not in default nor impaired in value
-	Debt instruments: 100% of the debt instruments are not in default.
-	Equity: the positions do not represent significant risks.
-	Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

●	Maximum exposure level to the credit risk given:

Maximum Exposure to Credit Risk	Maximum Exposure		Collateral		Net Exposure
	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
In Millions of COP
Debt Instruments	17,275,037	13,577,159	(1,146,948)	(1,287,392)	16,128,089	12,289,767
Derivatives	1,106,138	1,791,164	411,405	698,663	694,733	1,092,502
Equity	167,414	180,743	-	-	167,414	180,743
Total	18,548,589	15,549,066	(735,543)	(588,729)	16,990,236	13,563,012
Note: In December of 2023 derivative collateral received from counterparties was COP 698,663 and in June of 2024 derivative collateral received from counterparties was COP 411,405.

Collateral - other financial instruments

Level of collateral: respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized markets: the only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: the collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by Citibank N.A. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

Collateral adjustments for margin agreements: the adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.

d.	Credit risk concentration - other financial instruments

Currently, the Bank's positions do not exceed the concentration limit.

Market Risk

The Bank currently measures the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division. The exposure to each of the market risk factors is limited according to the risk appetite determined. To achieve this objective, a series of policies and limits are actively managed and monitored.

Within the Bank, several risk measures are used with the objective of quantifying the exposure to risk and, consequently, the effect of portfolio diversification. The main measures are: i) Regulatory VaR, whose calculation are established by Annex VI of the Chapter XXXI of the Basic Accounting and Financial Circular issued by the Financial Superintendence of Colombia and ii) Internal VaR, calculated using a weighted historical methodology with 250 observations, a holding period of 10 days, and a confidence level of 99%, along with hierarchical VaR value limits. The principles and guidelines for Market Risk management remain in accordance with the disclosures made as of December 31, 2023.

The total market risk VaR had an increase of 32.5%, rising from COP 965,729 in december 2023 to COP 1,279,534 in june 2024. Increase explained by the exposure to different market risk factors. The risk factor leading the increment is the exchange rate, which registered a greater exposure to the US dollar; followed by the interest rate factor driven mainly by the increase in the portfolio in investments in United States government bonds and local public debt. The collective investment funds factor registered an increase mainly due to valuations of the Colombia Inmobiliario Fund. On the other hand, the share price factor registered a decrease due to devaluations in investments.

1 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

Despite the current situation and market volatility, the Bank's Regulatory VaR has remained stable without significant variations:

Factor	June 30, 2024 In millions of Colombian pesos
	End of Period	Average	Maximum March, 2024	Minimum January, 2024
Interest rate	387,873	393,859	387,872	378,787
Exchange rate	460,860	305,087	460,860	234,652
Stock price	12,117	17,066	12,117	26,578
Collective investment funds	418,684	410,125	418,684	401,821
VaR Total	1,279,534	1,126,137	1,279,533	1,041,838

Factor	December 31, 2023 In millions of Colombian pesos
	End of Period	Average	Maximum August, 2023	Minimum January, 2023
Interest rate	334,375	352,633	484,964	308,204
Exchange rate	203,244	128,096	239,366	56,411
Stock price	25,951	20,880	21,374	17,313
Collective investment funds	402,159	396,851	407,600	370,716
VaR Total	965,729	898,460	1,153,304	752,644

Regarding the internal measurement of value at risk (VaR), no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

It is important to mention that these exposures are under constant monitoring by senior management and serve as a tool for decision-making to preserve the stability of the Bank.

●	Exposure to interest rate risk (Bank book)

To manage the interest risk of the banking book, the Bank carries out a sensitivity analysis of the interest rate risk, estimating the impact on the net interest margin in a period of twelve months on the positions of the banking book, in the event of a hypothetical change in reference rates. To do this, use the repricing criterion and assume a positive parallel change of 100 basis points (bps) in rates. The repricing criterion refers to the remaining period for the rate of an indexed operation to be adjusted according to its market reference.

Table 1 shows this sensitivity for positions in both legal and foreign currency.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

	June 30, 2024	December 31, 2023
In millions of COP
Assets sensitivity 100 bps	1,150,283	1,157,142
Liabilities sensitivity 100 bps	571,003	592,423
Net interest income sensitivity 100 bps	579,280	564,719

June 30, 2024	December 31, 2023

In thousand of USD
Assets sensitivity 100 bps	7,898	8,211
Liabilities sensitivity 100 bps	12,653	15,335
Net interest income sensitivity 100 bps	(4,755)	(7,124)

In a scenario of increased interest rates, a positive net sensitivity would imply a greater sensitivity of the asset and, therefore, a favorable impact on the net interest margin. A negative sensitivity denotes a greater sensitivity of the liability and therefore a negative impact on the net interest margin. In the event of a fall in interest rates, the behavior in the net interest margin would be opposite to that mentioned.

●	Total Exposure

The sensitivity of the net interest margin for positions in local currency, to positive and parallel variations in interest rates of 100 basis points, was COP 579,280. The change in sensitivity between December 2023 and June 2024 indicates a decrease in liability sensitivity. This decrease can be attributed to reduced balances and an extension in repricing terms for CDTs, passive loans, and bonds indexed to floating rates.

On the other hand, the sensitivity of the net interest margin for positions in foreign currency was USD -4.75 for a 100 basis point change. The shift in this sensitivity between March 2024 and December 2023 corresponds to a decrease in the passive loans, which was offset by an increase in CDTs.

• Assumptions and limitations

To calculate a sensitivity of the net interest margin from the term to the reprice, some significant assumptions were considered: (a) only the contractual conditions of the current operations are considered, (b) the sensitivity of the balance sheet at a fixed rate considers the amounts that They mature in a period of less than one year under the assumption that they will be placed again at market rates; and (c) changes in the interest rate appear immediately and in parallel in the asset and liability yield curves.

Liquidity Risk

Over the course of the second quarter of the year, an increasing trend in liquidity levels has been evident. This phenomenon is in line with the increase in fixed-term deposits, reflecting a sustained increase throughout the semester.

In general terms, the level of Liquid Assets has remained above the established limits.

Funding Sources	June 30, 2024	December 31, 2023
	En millones de pesos colombianos
Demand deposit	106,787,353	104,112,202
Time deposits	64,199,253	61,106,144
Total Funding Sources	170,986,606	165,218,346

●	Liquidity Risk Exposure:

To estimate liquidity risk, a liquidity coverage indicator (IRL) is calculated that corresponds to the relationship between liquid assets and their net liquidity requirements for a horizon of 30 calendar days. This indicator allows you to know the liquidity coverage you have for the next month.

The net liquidity requirement is calculated from the flow of contractual maturities of the asset and the flow of contractual and non-contractual maturities of the liability, as defined in Chapter XXXI, of the CBCF of the SFC.

Below are the results of liquidity coverage for the Bank:

Liquidity Coverage Ratio	June 30, 2024	December 31, 2023
	In millions of COP
Net cash outflows into 30 days**	14,083,527	10,179,043
Liquid Assets	31,090,601	28,612,973
Liquidity coverage ratio*	220.80%	281.10%

* The minimum level of liquidity coverage required by the standard is 100%.

** 30-day liquidity requirement: 30-day contractual maturities of the asset (portfolio, liquidity operations, investments that are not liquid assets, derivatives) less contractual maturities of the liability (term deposits, passive liquidity operations, bonds, portfolio liabilities, derivatives) less non-contractual maturities of deposit accounts.

At the end of June 2024, the liquidity indicator stood at 220.80%, which represents a decrease compared to the end of December 2023. This variation is mainly due to the reduction in active liquidity operations and the decrease in loans projection within 30 days.

●	Liquid Assets

One of the Bank's main guidelines is to maintain a solid liquidity position, therefore, the Board of Directors has approved maintaining a minimum level of liquid assets, calculated based on liquidity requirements, in order to guarantee adequate operation of banking activities, such as placement of loans and withdrawals of deposits, protecting capital and taking advantage of market opportunities.

The following table shows the liquid assets held by Bank:

Liquid Assets(1)	June 30, 2024	December 31, 2023
	In millions of COP
High quality liquid assets
Cash	11,416,395	12,314,552
High quality liquid securities(2)	16,761,768	14,197,252
Other Liquid Assets

Other securities(3)	2,912,438	2,101,169
Total Liquid Assets	31,090,601	28,612,973
(1)	Liquid assets: Liquid assets will be considered those that are easily realized that form part of the entity's portfolio or those that have been received as collateral in active operations in the money market, and that have not been subsequently used in passive operations in the monetary market and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on the Colombian stock exchange that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities..
(2)	High quality securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program.
(3)	Other Liquid Assets: Liquid assets that do not meet the quality characteristic are those included in this item..

●	Net Stable Funding Ratio

The Net Stable Funding Ratio (CFEN) indicator seeks to ensure that entities maintain a stable funding profile in relation to their long-term assets. The Net Stable Funding Coefficient (CFEN) is a ratio between the stable funding required and the stable funding available.

The following are the results of the Net Stable Funding Ratio between December 2023 and June 2024:

Net Stable Funding Ratio
Item	June 30, 2024	December 31, 2023
Funding stable available (FED)	194,466.77	192,571.29
Funding stable Required (FER)	164,016.74	158,734.45
Net Stable Funding Ratio	118.57%	121.32%

The indicator has remained above adequate levels, maintaining an optimal structure in both the stable funding required and the stable funding available. It is worth highlighting the decrease in equity due to the payment of dividends in the first quarter, followed by a modest increase at the end of June. On the other hand, there was a compensation between the reduction in deposit accounts, the increase in fixed-term deposits, and bond issuance for the end of June, which effectively offset the increase in loans and non-liquid assets.

Operational Risk

The Bank operational risk system objective is to carry out an adequate risk management that allows minimizing, avoiding, or reducing the materialization of adverse events and/or reducing their consequences or costs in case of materialization. The operational risk management system has not presented changes in relation to what was revealed at the end of December 2023 in terms of regulations, policies, manuals, methodologies, structure or any other relevant element that may affect its effectiveness.

During the second quarter of the current year, no new risks or changes in existing risks have been identified that significantly modify the Bank's operational risk exposure. The losses correspond to an accumulated value of COP 65,073, mainly explained by the fraud category, due to the increase in the capture of customer data through social engineering techniques.

In millions of COP	Acumulative		Quarterly
	June 30, 2024	June 30, 2023	Quarter II, 2024	Quarter II 30, 2023
Operational losses	128,516	85,626	65,073	44,306

Interest Rate Benchmark Reform

As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.

Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).

The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in June 2024 and December 2023:

June 30, 2024
In millions of COP
USD LIBOR[1]
Assets
Loans	-
Derivatives	-
Total Assets	-
Liabilities
Loans	52
Total Liabilities	52

1 Cessation date: USD LIBOR June 30,2023. Portfolio balances and market value of derivative transactions outstanding at June 30, 2024.

December 31, 2023
In millions of COP
USD LIBOR[1]
Assets
Loans	41,818
Derivatives
Total Assets	41,818
Liabilities
Loans	323
Total Liabilities	323

1 Cessation date: USD LIBOR June 30,2023. Portfolio balances and market value of derivative transactions outstanding at December 31, 2023. These correspond to transactions conducted before June 30, 2023, whose maturity will occur according to the agreed contractual terms.

Risk

Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:

●	An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.
●	Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.
●	Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.
●	The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and
●	An increase in prepayments of LIBOR -linked loans by the Bank’s clients.

From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate.

In turn, as a Bank, we will continue, during 2024, on the transition process of operations that are indexed to LIBOR.